Exhibit 18


                                  VAN ECK FUNDS
                    99 PARK AVENUE, NEW YORK, NEW YORK 10016
                 SHAREHOLDER SERVICES: TOLL FREE (800) 544-4653
                                 WWW.VANECK.COM

     Van Eck Funds (the "Trust" or the "Funds") is a mutual fund consisting of five separate series: Asia Dynasty Fund (Class A and B), Emerging Markets Fund (Class A (formerly Global Leaders Fund)), Global Hard Assets Fund (Class A, B and C), International Investors Gold Fund (Class A), and U.S. Government Money Fund (together, the "Funds").

     This Statement of Additional Information is not a prospectus and should be read in conjunction with the Funds' current Prospectus, dated May 1, 2003 (the "Prospectus") which is available at no charge upon written or telephone request to the Trust at the address or telephone number at the top of this page.


                                TABLE OF CONTENTS

General Information ........................................................   1
Investment Objectives and Policies .........................................   1
Risk Factors ...............................................................   5
Investing In Foreign Securities ............................................   5
Emerging Markets Securities ................................................   7
Foreign Currency Transactions ..............................................   7
Futures And Options Transactions ...........................................   9
Indexed Securities And Structured Notes ....................................  10
Mortgage-Backed Securities .................................................  11
Real Estate Securities .....................................................  11
Commercial Paper ...........................................................  11
Debt Securities ............................................................  12
Derivatives ................................................................  12
Currency Swaps .............................................................  13
Short Sales ................................................................  13
Direct Investments .........................................................  13
Repurchase Agreements ......................................................  14
Rule 144a Securities and Section 4(2) Commercial Paper .....................  14
Investment Restrictions ....................................................  14
Investment Advisory Services ...............................................  18
Approval of Advisory Agreements ............................................  19
The Distributor ............................................................  19
Portfolio Transactions And Brokerage .......................................  21
Potential Conflicts of Interest ............................................  23
Trustees And Officers ......................................................  23
Valuation Of Shares ........................................................  29
Exchange Privilege .........................................................  31
Investment Programs ........................................................  31
Taxes ......................................................................  32
Redemptions In Kind ........................................................  34
Performance ................................................................  34
Additional Information .....................................................  37
Financial Statements .......................................................  37
Appendix ...................................................................  38
Market Index Descriptions ..................................................  41


                       STATEMENT OF ADDITIONAL INFORMATION
                                   May 1, 2003

                               GENERAL INFORMATION

     Van Eck Funds (the "Trust" or the "Funds") is an open-end management investment company organized as a "business trust" under the laws of The Commonwealth of Massachusetts on April 3, 1985. The Board of Trustees has authority to create additional series or funds, each of which may issue a separate class of shares. There are currently five series of Van Eck Funds: Asia Dynasty Fund (Class A and B), Emerging Markets Fund (Class A) (formerly the Global Leaders Fund), Global Hard Assets Fund (Class A, B and C), International Investors Gold Fund (Class A) and U.S. Government Money Fund, each of which commenced operations as a series of Van Eck Funds.

     International Investors Gold Fund was formerly a mutual fund incorporated under the laws of the state of Delaware under the name of International Investors Incorporated. International Investors Incorporated was reorganized as a series of the Trust on April 30, 1991. International Investors Incorporated had been in continuous existence since 1955, and had been concentrating in gold mining shares since 1968.

     The Emerging Markets Fund (formerly the Global Leaders Fund), Global Hard Assets Fund, International Investors Gold Fund are classified as non-diversified funds under the Investment Company Act of 1940 ("1940 Act"). Asia Dynasty Fund and U.S. Government Money Fund are diversified funds.

     Van Eck Associates Corporation (the "Adviser") serves as investment adviser to all the Funds.

                       INVESTMENT OBJECTIVES AND POLICIES

ASIA DYNASTY FUND

     Asia Dynasty Fund may invest at least 80% of its net assets plus the amount of any borrowing for investment purposes in equity securities, warrants and equity options of companies located in, or expected to benefit from the developmental growth of the economies of countries located in the Asian region ("Asia Growth Companies"). The 80% policy is not a fundamental policy of the Fund and the percentage of the Fund's total assets to be invested in equity securities may be changed upon notice to shareholders and a majority vote of the Board of Trustees. If the Fund intends to change the 80% policy, the Fund will provide shareholders with at least 60 days' prior notice of such change. Any notice of a change will be made in accordance with Rule 35d-1 (c) under the Act. Asia Growth Companies consist of companies that (a) are located in or whose securities are principally traded in an "Asian Region" country, as defined below, (b)(i) have at least 50% of their assets in one or more countries located in the Asian Region, or (ii) derive at least 50% of their gross sales revenues or profits from providing goods or services to, from, or within one or more countries located in the Asian Region, or (c) have manufacturing or other operations in China that are significant to such companies. These investments are typically listed on stock exchanges or traded in the over-the-counter markets in Asian Region countries, but may be traded on exchanges or in markets outside the Asian Region. Similarly, the principal offices of these countries may be located outside these countries. These countries include Peoples Republic of China ("China"), Cambodia, Hong Kong, India, Indonesia, Korea, Laos, Malaysia, Myanmar, Pakistan, the Philippines, Singapore, Sri Lanka, Taiwan, Thailand and Vietnam and, when the Fund is in a defensive posture, Australia, Japan and New Zealand. Currently, the Fund does not consider Australia, Japan and New Zealand to be part of the Asian Region. The countries constituting the Asian Region may be changed by the Board without shareholder approval. Equity securities for purposes of the 80% policy include common and preferred stocks, direct equity interests in trusts, partnerships, joint ventures and other unincorporated entities or enterprises, special classes of shares available only to foreign persons in those markets that restrict ownership of certain classes of equity to nationals or residents of that country, convertible preferred stocks and convertible debt instruments. Debt securities issued by Asia Growth Companies are typically unrated. The Fund may buy and sell financial futures contracts and options on financial futures contracts, forward currency contracts and put or call options on securities, securities indices and foreign currencies and foreign currency swaps. The Fund may also lend its portfolio securities and borrow money for investment purposes (i.e. leverage its portfolio).

     The securities industry in China, and laws regarding fiduciary duties of officers and directors and the protection of shareholders are not well developed. China and certain of the other Asian Region countries do not have many securities laws of nationwide applicability. As changes to the Chinese legal system develop, foreign investors, including the Fund, may be adversely affected. The uncertainties faced by foreign investors in China are exacerbated by the fact that many laws, regulations and decrees of China are not publicly available, but merely circulated internally. Similar risks exist in other Asian Region countries.



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EMERGING MARKETS FUND

     Emerging Markets Fund seeks long-terem capital appreciation by investing primarily in equity securities in emerging markets around the world.

     Under normal conditions, at least 80% of the Fund's net assets plus the amount of any borrowing for investment purposes will be invested in Emerging Countries and emerging market equity securities. An "emerging market" or "Emerging Country" is any country that the World Bank, the International Finance Corporation or the United Nations or its authorities has determined to have a low or middle income economy. Emerging Countries can be found in regions such as Asia, Latin America, Africa and Eastern Europe. The countries that will not be considered Emerging Countries include the United States, Australia, Canada, Japan, New Zealand and most countries located in Western Europe such as Austria, Belgium, Denmark, Finland, France, Germany, Great Britain, Ireland, Italy, the Netherlands, Norway, Spain, Sweden and Switzerland. This is not a fundamental policy of the Fund and the percentage of the Fund's total assets may be changed upon notice to shareholders and a majority vote of the Board of Trustees. If the Fund intends to change the 80% policy, the Fund will provide shareholders with at lest 60 days' prior notice of such change. Any notice of a change will be made in accordance with Rule 35d-1(c) under the Act.

     The Fund considers emerging market securities to include securities which are (i) principally traded in the capital markets of an emerging market country;
(ii) securities of companies that derive at least 50% of their total revenues from either goods produced or services performed in Emerging Countries or from sales made in Emerging Countries, regardless of where the securities of such companies are principally traded; (iii) securities of companies organized under the laws of, and with a principal office in an Emerging Country; (iv) securities of investment companies (such as country funds) that principally invest in emerging market securities; and (v) American Depositary Receipts (ADRs), American Depositary Shares (ADSs), European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs) with respect to the securities of such companies.

     The Fund may invest indirectly in emerging markets by investing in other investment companies due to restrictions on direct investment by foreign entities in certain emerging market countries. Such investments may involve the payment of premiums above the net asset value of the companies' portfolio securities; are subject to limitations under the Act and the Internal Revenue code; are constrained by market availability; and would have the Fund bearing its ratable share of that investment company's expenses, including its advisory and administration fees. The Fund's investment adviser has agreed to waive its management fee with respect to the portion of the Fund's assets invested in shares of other open-end investment companies. The Fund would continue to pay its own management fees and other expenses with respect to any investments in shares of closed-end investment companies.

     Equity securities in which the Fund may invest include common stocks; preferred stocks (either convertible or non-convertible); rights; warrants;
direct equity interests in trusts, partnerships, joint ventures and other unincorporated entities or enterprises; convertible debt instruments; and special classes of shares available only to foreign persons in those markets that restrict ownership of certain classes of equity to nationals or residents of that country. These securities may be listed on securities exchanges or traded over-the-counter. Direct investments are generally considered illiquid and will be aggregated with other illiquid investments for purposes of the limitation on illiquid investments.

     The Adviser expects that the Fund will normally invest in at least three different countries. The Fund emphasizes equity securities, but may also invest in other types of instruments, including debt securities of any quality (other than commercial paper as described herein). Debt securities may include fixed or floating rate bonds, notes, debentures, commercial paper, loans, convertible securities and other debt securities issued or guaranteed by governments, agencies or instrumentalities, central banks or private issuers.

     The Fund may invest in derivatives. Derivatives in which the Fund may invest include futures contracts, forward contracts, options, swaps, structured notes and other similar securities as may become available in the market. These instruments offer certain opportunities and additional risks that are described below.

     The Fund, may for temporary defensive purposes, invest more than 20% of its total assets in securities which are not emerging market securities, such as high grade, liquid debt securities of foreign and United States companies, foreign governments and the U.S. Government, and their respective agencies, instrumentalities, political subdivisions and authorities, as well as in money market instruments denominated in U.S. dollars or a foreign currency. These money market instruments include, but are not limited to, negotiable or short-term deposits with domestic or foreign banks with total surplus and undivided profits of at least $50



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


million; high quality commercial paper; and repurchase agreements maturing within seven days with domestic or foreign dealers, banks and other financial institutions deemed to be creditworthy under guidelines approved by the Board of Trustees of the Trust. The commercial paper in which the Fund may invest will, at the time of purchase, be rated P-1 or better by Moody's; A-1 or better by S&P; Fitch-1 by Fitch; Duff-1 by Duff & Phelps ("D&P"), or if unrated, will be of comparable high quality as determined by the Adviser.


GLOBAL HARD ASSETS FUND

     Global Hard Assets Fund will, under normal market conditions, invest at least 80% of its net assets in "hard asset securities." Therefore, it may be subject to greater risks and market fluctuations than other investment companies with more diversified portfolios. Some of these risks include: volatility of energy and basic materials prices; possible instability of the supply of various Hard Assets; the risks generally associated with extraction of natural resources; actions and changes in government which could affect the production and marketing of Hard Assets; and greater price fluctuations that may be experienced by Hard Asset Securities than the underlying Hard Assets. The 80% policy is not a fundamental policy of the Fund and the percentage of the Fund's total assets to be invested in hard assets may be changed upon notice to shareholders and a majority vote of the Board of Trustees. If the Fund intends to change the 80% policy, the Fund will provide shareholders with at least 60 days' prior notice of such change. Any notice of a change will be made in accordance with Rule 35d-1 (c) under the Act.

     The Adviser believes hard asset securities offer an opportunity to achieve long-term capital appreciation and to protect wealth against eroding monetary values during periods of cyclical economic expansions. Since the market action of hard asset securities may move against or independently of the market trend of industrial shares, the addition of such securities to an overall portfolio may increase the return and reduce the price fluctuations of such a portfolio. There can be no assurance that an increased rate of return or a reduction in price fluctuations of a portfolio will be achieved. Hard asset securities are affected by many factors, including movement in the stock market. Inflation may cause a decline in the market, including hard asset securities. An investment in the Fund's shares should be considered part of an overall investment program rather than a complete investment program. Hard asset securities include equity securities of "hard asset companies" and securities, including structured notes and derivatives, whose value is linked to the price of a commodity or a commodity index. The term "hard asset companies" includes companies that are directly or indirectly (whether through supplier relationships, servicing agreements or otherwise) engaged to a significant extent in the exploration, development, production or distribution of one or more of the following: (i) precious metals, (ii) ferrous and non-ferrous metals, (iii) gas, petroleum, petrochemicals or other hydrocarbons, (iv) forest products, (v) real estate and
(vi) other basic commodities which, historically, have been produced and marketed profitably during periods of significant inflation. Under normal market conditions, the Fund will invest at least 5% of its assets in each of the first five sectors listed above. The Fund has a fundamental policy of concentrating in such industries, and up to 50% of the Fund's assets may be invested in any one of the above sectors. Precious metal and natural resource securities are at times volatile and there may be sharp fluctuations in prices, even during periods of rising prices.

     The Fund may invest in equity securities. Equity securities include common and preferred stocks; equity and equity index swap agreements; direct equity interests in trusts, partnerships, joint ventures and other unincorporated entities or enterprises; special classes of shares available only to foreign persons in such markets that restrict the ownership of certain classes of equity to nationals or residents of the country; convertible preferred stocks and convertible debt instruments. The Fund may also invest in fixed-income securities which include obligations issued or guaranteed by a government or any of its political subdivisions, agencies, instrumentalities, or by a supranational organization such as the World Bank or European Economic Community (or other organizations which are chartered to promote economic development and are supported by various governments and government entities), adjustable-rate preferred stock, interest rate swaps, corporate bonds, debentures, notes, commercial paper, certificates of deposit, time deposits, repurchase agreements, and debt obligations which may have a call on a common stock or commodity by means of a conversion privilege or attached warrants. Warrants received as dividends on securities held by the Fund and warrants acquired in units or attached to securities are not included in this restriction. The Fund may invest in "when-issued" securities, "partly paid" securities (securities paid for over a period of time) and securities of foreign issuers; and may lend its portfolio securities and borrow money for investment purposes. The Fund may invest in debt instruments of the U.S. government and its agencies having varied maturities. The Fund may also invest in derivatives of the aforementioned.

     The Fund seeks investment opportunities worldwide. Under normal conditions, the Fund will invest its assets in at least three countries including the United States. There is no limitation or restriction on the amount of assets to be invested in any one country, developed or underdeveloped. Global investing involves economic and political considerations not typically applicable to the U.S. markets.



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


     The Fund may purchase securities, including structured notes, whose value is linked to the price of a commodity or a commodity index. The Fund may purchase and sell financial and commodity futures contracts and options on financial futures and commodity futures contracts and may also write, purchase or sell put or call options on securities, foreign currencies, commodities and commodity indices. The Fund may invest in asset-backed securities such as collateralized mortgage obligations and other mortgage and non-mortgage asset-backed securities. The Fund may also lend its portfolio securities and borrow money for investment purposes (i.e. leverage its portfolio).

     The Fund may invest up to 20% of its total assets in debt securities whose value is not linked to the value of a Hard Asset or a Hard Asset Company and in other securities of companies which are not Hard Asset Companies. Non-Hard Asset debt securities include high grade, liquid debt securities of foreign companies, foreign governments and the U.S. Government and their respective agencies, instrumentalities, political subdivisions and authorities, as well as in money market instruments denominated in U.S. dollars or a foreign currency. High grade debt securities are those that are rated A or betted by S&P or Moody's, Fitch-1 by Fitch or Duff-1 by D&P or if unrated, of comparable quality in the judgment of the Adviser, subject to the supervision of the Board of Trustees. The assets of the Fund invested in short-term instruments will consist primarily of securities rated in the highest category (for example, commercial paper rated "Prime-1" or "A-1" by Moody's and S&P, respectively) or if unrated, in instruments that are determined to be of comparable quality in the judgment of the Adviser, subject to the supervision of the Board of Trustees, or are insured by foreign or U.S. governments, their agencies or instrumentalities as to payment of principal and interest.


INTERNATIONAL INVESTORS GOLD FUND

     The Fund's primary objective is long-term capital appreciation, while retaining freedom to take current income into consideration in selecting investments. The Fund's fundamental policy is to concentrate its investments in common stocks of gold mining companies. It may invest in that industry up to 100% of the value of its assets. In some future period or periods, due to adverse conditions in that industry, the Fund may, for temporary defensive purposes, have less than 25% of the value of its assets invested in that industry. However, under normal circumstances, the Fund will have at least 80% of its total assets plus the amount of any borrowings for investment purposes invested in that industry. The 80% policy is not a fundamental policy of the Fund and the percentage of the Fund's total assets to be invested in the gold-mining industry may be changed upon notice to shareholders and a majority vote of the Board of Trustees. If the Fund intends to change the 80% policy, the Fund will provide shareholders with at least 60 days' prior notice of such change. Any notice of a change will be made in accordance with Rule 35d-1 (c) under the Act.

     The Fund's policy is to invest primarily in securities of companies, wherever organized, whose properties, products or services are international in scope or substantially in countries outside the United States, of foreign governments, and in United States Treasury securities.

     CERTAIN POLICIES APPLICABLE TO ASIA DYNASTY FUND, EMERGING MARKETS FUND, GLOBAL HARD ASSETS FUND AND INTERNATIONAL INVESTORS GOLD FUND.

     The above Funds may invest in "when issued" securities and "partly paid" securities. Additionally, Asia Dynasty Fund and Global Hard Assets Fund, may invest in collateralized mortgage obligations. The Appendix to this Statement of Additional Information contains an explanation of the rating categories of Moody's Investors Service and Standard & Poor's Corporation relating to the fixed-income securities and preferred stocks in which the Funds may invest, including a description of the risks associated with each category.


U.S. GOVERNMENT MONEY FUND

     U.S. Government Money Fund seeks safety of principal, daily liquidity and current income through investments in short-term U.S. Treasury securities and other securities carrying the "full faith and credit" guarantee of the U.S. Government. The Fund invests in U.S. Treasury bills, notes, bonds and other obligations guaranteed by the full faith and credit of the U.S. Government and repurchase agreements collateralized by such obligations (at least 80% of its assets will be so invested). All securities mature within thirteen months from the date of purchase, although repurchase agreements may be collateralized by securities maturing in more than one year.



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


     Direct obligations issued by the U.S. Treasury include bills, notes and bonds which differ from each other only in interest rates, maturities and times of issuance: Treasury bills have maturities of thirteen months or less, Treasury notes have maturities of one to ten years, and Treasury bonds generally have maturities of greater than ten years. Securities guaranteed by the U.S. Government include such obligations as securities issued by the General Services Administration and the Small Business Administration.

     U.S. Government Money Fund may also invest in other short-term instruments (up to 20% of its assets), in all cases subject to the credit quality requirements of the 1940 Act, including commercial paper, banker's acceptances, and certificates of deposit. Commercial paper consists of short-term, unsecured promissory notes issued principally by banks and corporations to finance short-term credit needs. The commercial paper purchased by the Fund will consist only of direct obligations of the issuer. Banker's acceptances are drafts or bills of exchange that have been guaranteed as to payment by a bank or trust company. Banker's acceptances are used to effect payment of merchandise sold in import-export transactions, and are backed by the credit strength of the bank which assumes the obligation. Time deposits are credit instruments evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Certificates of deposit are certificates evidencing the obligation of a bank to repay funds deposited with it for a specific period of time.

                                  RISK FACTORS

                         INVESTING IN FOREIGN SECURITIES

     ASIA DYNASTY FUND, EMERGING MARKETS FUND, GLOBAL HARD ASSETS FUND AND INTERNATIONAL INVESTORS GOLD FUND.

     U.S. Government Money Fund, as a fundamental investment policy, may not invest in securities of South African issuers; Asia Dynasty Fund, Emerging Markets Fund, Global Hard Assets Fund and International Investors Gold Fund are not so restricted by their fundamental investment policies.

     Emerging Markets Fund and Global Hard Assets Fund may invest in Russian issuers. Settlement, clearing and registration of securities in Russia is in an underdeveloped state. Ownership of shares (except those held through depositories that meet the requirements of the Act) is defined according to entries in the issuer's share register and normally evidenced by extracts from that register, which have no legal enforceability. Furthermore, share registration is carried out either by the issuer or registrars located throughout Russia, which are not necessarily subject to effective government supervision. To reasonably ensure that its ownership interest continues to be appropriately recorded, the Funds will invest only in those Russian companies whose registrars have entered into a contract with the Funds' Russian sub-custodian, which gives the sub-custodian the right, among others, to inspect the share register and to obtain extracts of share registers through regular audits. While these procedures reduce the risk of loss, there can be no Assurance that they will be effective. This limitation may prevent the Funds from investing in the securities of certain Russian issuers otherwise deemed suitable by the Funds' investment adviser.

     Investors should recognize that investing in foreign securities involves certain special considerations which are not typically associated with investing in United States securities. Since investments in foreign companies will frequently involve currencies of foreign countries, and since the above Funds may hold securities and funds in foreign currencies, these Funds may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, if any, and may incur costs in connection with conversions between various currencies. Most foreign stock markets, while growing in volume of trading activity, have less volume than the New York Stock Exchange, and securities of some foreign companies are less liquid and more volatile than securities of comparable domestic companies. Similarly, volume and liquidity in most foreign bond markets are less than in the United States, and at times volatility of price can be greater than in the United States. Fixed commissions on foreign securities exchanges are generally higher than negotiated commissions on United States exchanges, although these Funds endeavor to achieve most favorable net results on their portfolio transactions. There is generally less government supervision and regulation of securities exchanges, brokers and listed companies in foreign countries than in the United States.

     In addition, with respect to certain foreign countries, there is the possibility of exchange control restrictions, expropriation or confiscatory taxation, political, economic or social instability, which could affect investments in those countries. Foreign securities such as those purchased by these Funds may be subject to foreign government taxes, higher custodian fees and dividend collection fees which could reduce the yield on such securities.

     Since the Asia Dynasty Fund will invest at least 80% and Emerging Markets Fund may invest a portion of its total assets in Asian region investments, their investment performance will be especially affected by events affecting Asian region companies. The value and liquidity of Asian region investments may be affected favorably or unfavorably by political, economic, fiscal, regulatory or other developments in the Asian region or their neighboring regions. The extent of economic development, political stability and market depth of different countries in the Asian region varies widely. Certain countries in the Asian region, including Cambodia, China, Laos, Indonesia, Malaysia, the Philippines, Thailand, and Vietnam are either comparatively underdeveloped or are in the process of becoming developed. Investments in these countries typically involve greater potential for gain or loss than investments in securities of issuers in developed countries. Given the Funds' investments, the Funds will likely be particularly sensitive to changes in China's economy as the result of a reversal of economic liberalization, political unrest or changes in China's trading status.

     The securities markets in the Asian and Eurasian regions and in emerging markets as a whole are substantially smaller, less liquid and more volatile than the major securities markets in the United States. A high proportion of the shares of many issuers may be held by a limited number of persons and financial institutions, which may limit the number of shares available for investment by the portfolio. Similarly, volume and liquidity in the bond markets in Asia, Eastern and Central Europe and other emerging markets are less than in the United States and, at times, price volatility can be greater than in the United States. A limited number of issuers in Asian, Eurasian and emerging market securities markets may represent a disproportionately large percentage of market capitalization and trading value. The limited liquidity of securities markets in these regions may also affect the Funds' ability to acquire or dispose of securities at the price and time it wishes to do so. Accordingly, during periods of rising securities prices in the more illiquid regions' securities markets, the Funds' abilities to participate fully in such price increases may be limited by their investment policies of investing not more than 15% of their net assets in illiquid securities. Conversely, the inability of the Funds to dispose fully and promptly of positions in declining markets will cause the Funds' net asset values to decline as the values of the unsold positions are marked to lower prices. In addition, these securities markets are susceptible to being influenced by large investors trading significant blocks of securities.

     The Russian, Eastern and Central European, Chinese, Hong Kong and Taiwanese stock markets are undergoing a period of growth and change which may result in trading volatility and difficulties in the settlement and recording of transactions, and in interpreting and applying the relevant law and regulations. In particular, the securities industry in China is not well developed. China has few securities laws of nationwide applicability. The municipal securities regulations adopted by Shanghai and Shenzhen municipalities are very new, as are their respective securities exchanges and other self-regulatory organizations. In addition, Chinese stockbrokers and other intermediaries may not perform as well as their counterparts in the United States and other more developed securities markets. The prices at which the Funds may acquire investments may be affected by trading by persons with material non-public information, and by securities transactions by brokers in anticipation of transactions by the Funds, in particular securities. The securities markets in Cambodia, Laos and Vietnam are currently non-existent.

     Asia Dynasty Fund and Emerging Markets Fund will invest in Asian, Eurasian and other countries with emerging economies or securities markets. Political and economic structures in many such countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of the United States. Certain such countries have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result, the risks described above, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the value of the Funds' investments in those countries and the availability to the Funds of additional investments in those countries.

     Economies in Asian, Eurasian and emerging markets may differ favorably or unfavorably from the United States economy in such respects as rate of growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. As export-driven economies, the economies of these regions are affected by developments in the economies of its principal trading partners. Revocation by the United States of China's "Most Favored Nation" trading status, which the United States President and Congress reconsider annually, would adversely affect the trade and economic development of China and Hong Kong. Hong Kong, Japan and Taiwan have limited natural resources, resulting in dependence on foreign sources for certain raw materials and economic vulnerability to global fluctuations of price and supply.

     Chinese governmental actions can have a significant effect on the economic conditions in the Asian region, which could adversely affect the value and liquidity of the Fund's investments. Although the Chinese government has recently begun to institute economic reform policies, there can be no assurances that it will continue to pursue such policies or, if it does, that such policies will succeed.

     China and certain of the other emerging market countries do not have comprehensive systems of laws, although substantial changes have occurred in China in this regard in recent years. The corporate form of organization has only recently been permitted in China, and national regulations governing corporations were introduced only in May 1992. Prior to the introduction of such regulations, Shanghai had adopted a set of corporate regulations applicable to corporations located or listed in Shanghai, and the relationship between the two sets of regulations is not clear. Consequently, until a firmer legal basis is provided, even such fundamental corporate law tenets as the limited liability status of Chinese issuers and their authority to issue shares remain open to question. Laws regarding fiduciary duties of officers and directors and the protection of shareholders are not well developed. China's judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of litigation. Even where adequate laws exist in China, it may be impossible to obtain swift and equitable enforcement of such laws, or to obtain enforcement of a judgment by a court of another jurisdiction. The bankruptcy laws pertaining to state enterprises have rarely been used and are untried in regard to an enterprise with foreign shareholders, and there can be no assurance that such shareholders, including the Funds, would be able to realize the value of the assets of the enterprise or receive payment in convertible currency. As the changes to the Chinese legal system develop, the promulgation of new laws, existing laws and the preemption of local laws by national laws may adversely affect foreign investors, including the Funds. The uncertainties faced by foreign investors in China are exacerbated by the fact that many laws, regulations and decrees of China are not publicly available, but merely circulated internally. Similar risks exist in other Asian region countries.

     Trading in futures contracts traded on foreign commodity exchanges may be subject to the same or similar risks as trading in foreign securities.

                           EMERGING MARKETS SECURITIES

     Investments of the Funds (except U.S. Government Money Fund) may be made from time to time in companies in developing countries as well as in developed countries. Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may have a substantial portion of their assets in developing countries. Although there is no universally accepted definition, a developing country is generally considered by the Adviser to be a country which is in the initial stages of industrialization. Shareholders should be aware that investing in the equity and fixed income markets of developing countries involves exposure to potentially unstable governments, the risk of nationalization of businesses, restrictions on foreign ownership, prohibitions on repatriation of assets and a system of laws that may offer less protection of property rights. Emerging market economies may be based on only a few industries, may be highly vulnerable to changes in local and global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

     Securities markets in these countries may trade a small number of securities, may have a limited number of issuers and a high proportion of shares or may be held by a relatively small number of persons or institutions. Local securities markets may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Securities of issuers located in developing markets may have limited marketability and may be subject to more abrupt or erratic price movements. Many of these stock markets are undergoing a period of growth and change which may result in trading volatility, and in difficulties in the settlement and recording of transactions and in interpreting and applying the relevant law and regulations. In addition, stockbrokers and other intermediaries in emerging markets may not perform in the way their counterparts in the United States and other more developed securities markets do. The prices at which a Fund may acquire investments may be affected by trading by persons with material non-public information and by securities transactions by brokers in anticipation of transactions by the Fund in particular securities. Limited liquidity may impair a Fund's ability to liquidate a position at the time and price it wishes to do so. In addition, a Fund's ability to participate fully in the smaller, less liquid emerging markets may be limited by the policy restricting its investments in illiquid securities.

                          FOREIGN CURRENCY TRANSACTIONS

     ASIA DYNASTY FUND, EMERGING MARKETS FUND, GLOBAL HARD ASSETS FUND AND INTERNATIONAL INVESTORS GOLD FUND.

     Under normal circumstances, consideration of the prospects for currency exchange rates will be incorporated into the long-term investment decisions made for the above Funds with regard to overall diversification strategies. Although the Funds value their assets daily in terms of U.S. dollars, they do not intend physically to convert their holdings of foreign currencies into U.S. dollars on a daily basis. The Funds will do so from time to time, and investors should be aware of the costs of currency conver-sion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Funds at one rate, while offering a lesser rate of exchange should the Funds desire to resell that currency to the dealer. The Funds will use forward contracts, along with futures contracts, foreign exchange swaps (Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund only) and put and call options (all types of derivatives), to "lock in" the U.S. Dollar price of a security bought or sold and as part of their overall hedging strategy. The Funds will conduct their foreign currency exchange transactions, either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through purchasing put and call options on, or entering into futures contracts or forward contracts to purchase or sell foreign currencies. See "Futures and Options Transactions."

     Changes in currency exchange rates may affect the Funds' net asset value and performance. There can be no assurance that the Funds' investment adviser will be able to anticipate currency fluctuations in exchange rates accurately. The Funds may invest in a variety of derivatives and enter into hedging transactions to attempt to moderate the effect of currency fluctuations. The Funds may purchase and sell put and call options on, or enter into futures contracts or forward contracts to purchase or sell foreign currencies. This may reduce a Fund's losses on a security when a foreign currency's value changes. Hedging against a change in the value of a foreign currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Furthermore, such hedging transactions reduce or preclude the opportunity for gain if the value of the hedged currency should change relative to the other currency. Finally, when the Funds use options and futures in anticipation of the purchase of a portfolio security to hedge against adverse movements in the security's underlying currency, but the purchase of such security is subsequently deemed undesirable, the Fund may incur a gain or loss on the option or futures contract.

     The Funds will enter into  forward  contracts  to  duplicate  a cash market transaction. The Funds will not purchase or sell foreign currency as an investment, except that Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may enter into currency swaps. See also "Foreign Currency Transactions" and "Futures and Options Transactions".

     In those situations where foreign currency options or futures contracts, or options on futures contracts may not be readily purchased (or where they may be deemed illiquid) in the primary currency in which the hedge is desired, the hedge may be obtained by purchasing or selling an option, futures contract or forward contract on a secondary currency. The secondary currency will be selected based upon the investment adviser's belief that there exists a significant correlation between the exchange rate movements of the two currencies. However, there can be no assurances that the exchange rate or the primary and secondary currencies will move as anticipated, or that the relationship between the hedged security and the hedging instrument will continue. If they do not move as anticipated or the relationship does not continue, a loss may result to the Funds on their investments in the hedging positions.

     A forward foreign currency contract, like a futures contract, involves an obligation to purchase or sell a specific amount of currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Unlike foreign currency futures contracts which are standardized exchange-traded contracts, forward currency contracts are usually traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for such trades.

     The Adviser will not commit any Fund to deliver under forward contracts an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets or obligations denominated in that currency. The Funds' Custodian will place the securities being hedged, cash, U.S. government securities or debt or equity securities into a segregated account of the Fund in an amount equal to the value of the Fund's total assets committed to the consummation of forward foreign currency contracts to ensure that the Fund is not leveraged beyond applicable limits. If the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account on a daily basis so that the value of the account will equal the amount of the Fund's commitments with respect to such contracts. At the maturity of a forward contract, the Funds may either sell the portfolio security and make delivery of the foreign currency, or they may retain the security and terminate their contractual obligation to deliver the foreign currency prior to maturity by purchasing an "offsetting" contract with the same currency trader, obligating it to purchase, on the same maturity date, the same amount of the foreign currency. There can be no assurance, however, that the Funds will be able to effect such a closing purchase transaction.

     It is impossible to forecast the market value of a particular portfolio security at the expiration of the contract. Accordingly, if a decision is made to sell the security and make delivery of the foreign currency it may be necessary for a Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency that a Fund is obligated to deliver.

     If a Fund retains the portfolio security and engages in an offsetting transaction, the Fund will incur a gain or a loss to the extent that there has been movement in forward contract prices. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result should the value of such currency increase.

                        FUTURES AND OPTIONS TRANSACTIONS

     ASIA DYNASTY FUND, EMERGING MARKETS FUND AND GLOBAL HARD ASSETS FUND.

     These Funds may invest in options on futures contracts. Compared to the purchase or sale of futures contracts, the purchase and sale of options on futures contracts involves less potential risk to the Funds, because the maximum exposure is the amount of the premiums paid for the options. Futures contracts and options thereon are both types of derivatives.

     The Funds may buy and sell financial futures contracts which may include security and interest-rate futures, stock and bond index futures contracts and foreign currency futures contracts. The Funds may engage in these transactions for hedging purposes and for other purposes. Global Hard Assets Fund may also buy and sell commodity futures contracts, which may include futures on natural resources and natural resources indices. A security or interest-rate futures contract is an agreement between two parties to buy or sell a specified security at a set price on a future date. An index futures contract is an agreement to take or make delivery of an amount of cash based on the difference between the value of the index at the beginning and at the end of the contract period. A foreign currency futures contract is an agreement to buy or sell a specified amount of a currency for a set price on a future date. A commodity futures contract is an agreement to take or make delivery of a specified amount of a commodity, such as gold, at a set price on a future date.

     A Fund will not commit more than 5% of its total assets to initial margin deposits on futures contracts and premiums on options on futures contracts, except that margin deposits for futures positions entered into for bona fide hedging purposes, as that term is defined in the Commodity Exchange Act, are excluded from the 5% limitation. As the value of the underlying asset fluctuates, either party to the contract is required to make additional margin payments, known as "variation margin," to cover any additional obligation it may have under the contract. In addition, cash or high quality securities equal in value to the current value of the underlying securities less the margin requirement will be segregated, as may be required, with the fund's custodian to reflect changes in the value of the underlying futures contract.

     The use of financial futures contracts and commodity futures contracts, options on such futures contracts and commodities (Emerging Markets Fund, Global Hard Assets Fund and International Investors Gold Fund), may reduce a Fund's exposure to fluctuations in the prices of portfolio securities and may prevent losses if the prices of such securities decline. Similarly, such investments may protect a Fund against fluctuation in the value of securities in which a Fund is about to invest. Because the financial markets in the Asian region countries and other developing countries are not as developed as in the United States, these financial investments may not be available to the Funds, and the Funds may be unable to hedge certain risks.

     The use of financial futures and commodity futures contracts and options on such futures contracts and commodities (Emerging Markets Fund, Global Hard Assets Fund and International Investors Gold Fund) as hedging instruments involves several risks. First, there can be no assurance that the prices of the futures contracts or options and the hedged security or the cash market position will move as anticipated. If prices do not move as anticipated, a Fund may incur a loss on its investment, may not achieve the hedging protection anticipated and/or incur a loss greater than if it had entered into a cash market position. Second, investments in options, futures contracts and options on futures contracts may reduce the gains which would otherwise be realized from the sale of the underlying securities or assets which are being hedged. Third, positions in futures contracts and options can be closed out only on an exchange that provides a market for those instruments. There can be no assurances that such a market will exist for a particular futures contract or option. If a Fund cannot close out an exchange traded futures contract or option which it holds, it would have to perform its contractual obligation or exercise its option to realize any profit, and would incur transaction costs on the sale of the underlying assets.

     For hedging purposes, each Fund, and for other purposes (such as creating synthetic positions), may invest up to 5% of its total assets, taken at market value at the time of investment, in premiums on call and put options on domestic and foreign securities, foreign currencies, stock and bond indices, financial futures contracts and commodity futures contracts. This policy may be changed without shareholder approval.

     The Funds may write, purchase or sell covered call or put options. An options transaction involves the writer of the option, upon receipt of a premium, giving the right to sell (call option) or buy (put option) an underlying asset at an agreed-upon exercise price. The holder of the option has the right to purchase (call option) or sell (put option) the underlying asset at the exercise price. If the option is not exercised or sold, it becomes worthless at its expiration date and the premium payment is lost to the option holder. As the writer of an option, the Fund keeps the premium whether or not the option is exercised. When a Fund sells a covered call option, which is a call option with respect to which the Fund owns the underlying assets, the Fund may lose the opportunity to realize appreciation in the market price of the underlying asset, or may have to hold the underlying asset, which might otherwise have been sold to protect against depreciation. A covered put option written by the Fund exposes it during the term of the option to a decline in the price of the underlying asset. A put option sold by the Fund is covered when, among other things, cash or short-term liquid securities are placed in a segregated account to fulfill the obligations undertaken. Covering a put option sold does not reduce the risk of loss.

     The Funds may invest in options which are either listed on a domestic securities exchange or traded on a recognized foreign exchange. In addition, the Funds may purchase or sell over-the-counter options for dealers or banks to hedge securities or currencies as approved by the Board of Trustees. In general, exchange traded options are third party contracts with standardized prices and expiration dates. Over-the-counter options are two party contracts with price and terms negotiated by the buyer and seller, are generally considered illiquid, and will be subject to the limitation on investments in illiquid securities.

     It is the policy of each of the Funds to meet the requirements of the Internal Revenue Code of 1986, as amended (the "Code") to qualify as a regulated investment company, to prevent double taxation of the Funds and their shareholders. One of the requirements is that at least 90% of a Fund's gross income be derived from dividends, interest, payment with respect to securities loans and gains from the sale or other disposition of stocks or other securities. Gains from commodity futures contracts do not currently qualify as income for purposes of the 90% test. The extent to which the Funds may engage in options and futures contract transactions may be materially limited by this test.

                     INDEXED SECURITIES AND STRUCTURED NOTES

     Emerging Markets Fund, Global Hard Assets Fund and International Investors Gold Fund may invest in indexed securities, i.e., structured notes securities and index options, whose value is linked to one or more currencies, interest rates, commodities, or financial or commodity indices. An indexed security enables the investor to purchase a note whose coupon and/or principal redemption is linked to the performance of an underlying asset. Indexed securities may be positively or negatively indexed (i.e., their value may increase or decrease if the underlying instrument appreciates). Indexed securities may have return characteristics similar to direct investments in the underlying instrument or to one or more options on the underlying instrument. Indexed securities may be more volatile than the underlying instrument itself, and present many of the same risks as investing in futures and options. Indexed securities are also subject to credit risks associated with the issuer of the security with respect to both principal and interest. Only securities linked to one or more non-agriculture commodities or commodity indices will be considered a hard asset security.

     Indexed securities may be publicly traded or may be two-party contracts (such two-party agreements are referred to here collectively as structured notes). When a Fund purchases a structured note, it will make a payment of principal to the counterparty. Some structured notes have a guaranteed repayment of principal while others place a portion (or all) of the principal at risk. The Funds will purchase structured notes only from counterparties rated A or better by S&P, Moody's or another nationally recognized statistical rating organization. The Adviser will monitor the liquidity of structured notes under the supervision of the Board of Trustees. Notes determined to be illiquid will be aggregated with other illiquid securities and will be subject to the Funds' limitations on illiquid securities.

                           MORTGAGE-BACKED SECURITIES

     The Funds may invest in mortgage-backed securities. A mortgage-backed security may be an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. The value of mortgage-backed secu-rities may change due to shifts in the market's perception of issuers. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Stripped mortgage-backed securities are created when a U.S. governmental agency or a financial institution separates the interest and principal components of a mortgage-backed security and sells them as individual securities. The holder of the "principal-only" security ("PO") receives the principal payments made by the underlying mortgage-backed security, while the holder of the "interest-only" security ("IO") receives interest payments from the same underlying security. The prices of stripped mortgage-backed securities may be particularly affected by change in interest rates. As interest rates fall, prepayment rates tend to increase, which tends to reduce the price of IOs and increase prices of POs. Rising interest rates can have the opposite effect. Changes in interest rates may also affect the liquidity of IOs and POs.

                             REAL ESTATE SECURITIES

     Global Hard Assets Fund cannot invest in real estate directly. However, the Fund may invest a percentage of its assets in equity securities of REITs and other real estate industry companies or companies with substantial real estate investments. Global Hard Assets Fund may invest up to 50% of its assets in such securities. Global Hard Assets Fund is therefore subject to certain risks associated with direct ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to general and local economic conditions; overbuilding; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates.

     REITs are pooled investment vehicles whose assets consist primarily of interest in real estate and real estate loans. REITs are generally classified as equity REITs, mortgage REITs or hybrid REITs. Equity REITs own interest in property and realize income from the rents and gain or loss from the sale of real estate interests. Mortgage REITs invest in real estate mortgage loans and realize income from interest payments on the loans. Hybrid REITs invest in both equity and debt. Equity REITs may be operating or financing companies. An operating company provides operational and management expertise to and exercises control over, many if not most operational aspects of the property. REITS are not taxed on income distributed to shareholders, provided they comply with several requirements of the Code.

     Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, and are subject to the risks of financing projects. REITs are subject to heavy cash flow dependency, default by borrowers, self-liquidation and the possibilities of failing to qualify for the exemption from tax for distributed income under the Code. REITs (especially mortgage REITs) are also subject to interest rate risk (i.e., as interest rates rise, the value of the REIT may decline).

                                COMMERCIAL PAPER

     Emerging Markets Fund and Global Hard Assets Fund may invest in commercial paper which is indexed to certain specific foreign currency exchange rates. The terms of such commercial paper provide that its principal amount is adjusted upwards or downwards (but not below zero) at maturity to reflect changes in the exchange rate between two currencies while the obligation is outstanding. The Funds will purchase such commercial paper with the currency in which it is denominated and, at maturity, will receive interest and principal payments thereon in that currency, but the amount or principal payable by the issuer at maturity will change in proportion to the change (if any) in the exchange rate between two specified currencies between the date the instrument is issued and the date the instrument matures. While such commercial paper entails the risk of loss of principal, the potential for realizing gains as a result of changes in foreign currency exchange rates enables the Funds to hedge or cross-hedge against a decline in the U.S. dollar value of investments denominated in foreign currencies, while providing an attractive money market rate of return. The Funds will purchase such commercial paper for hedging purposes only, not for speculation. The staff of the Securities and Exchange Commission is currently considering whether the purchase of this type of commercial paper would result in the issuance of a "senior security" within the meaning of the 1940 Act. The Funds believe that such investments do not involve the creation of such a senior security, but nevertheless will establish a segregated account with respect to its investments in this type of commercial paper. The Funds will maintain in such account cash not available for investment or U.S. government securities or other liquid high quality debt securities having a value equal to the aggregate principal amount of outstanding commercial paper of this type.

                                 DEBT SECURITIES

     The Funds may invest in debt securities. The market value of debt securities generally varies in response to changes in interest rates and the financial condition of each issuer and the value of a Hard Asset if linked to the value of a Hard Asset. Debt securities with similar maturities may have different yields, depending upon several factors, including the relative financial condition of the issuers. A description of debt securities ratings is contained in the Appendix to the Statement of Additional Information. High grade means a rating of A or better by Moody's or S&P, or of comparable quality in the judgment of the Adviser or if no rating has been given by either service. Many securities of foreign issuers are not rated by these services. Therefore, the selection of such issuers depends to a large extent on the credit analysis performed by the Adviser. During periods of declining interest rates, the value of debt securities generally increases. Conversely, during periods of rising interest rates, the value of such securities generally declines. These changes in market value will be reflected in the Fund's net asset value. Debt securities with similar maturities may have different yields, depending upon several factors, including the relative financial condition of the issuers. For example, higher yields are generally available from securities in the lower rating categories of S&P or Moody's. However, the values of lower-rated securities generally fluctuate more than those of high-grade securities. Many securities of foreign issuers are not rated by these services. Therefore the selection of such issuers depends to a large extent on the credit analysis performed by the Adviser.

     New issues of certain debt securities are often offered on a when-issued basis. That is, the payment obligation and the interest rate are fixed at the time the buyer enters into the commitment, but delivery and payment for the securities normally take place after the date of the commitment to purchase. The value of when-issued securities may vary prior to and after delivery depending on market conditions and changes in interest rate levels. However, the Funds do not accrue any income on these securities prior to delivery. The Funds will maintain in a segregated account with their Custodian an amount of cash or high quality securities equal (on a daily marked-to-market basis) to the amount of its commitment to purchase the when-issued securities.

                                   DERIVATIVES

     The Funds may also use futures contracts and options, forward contracts and swaps as part of various investment techniques and strategies, such as creating non-speculative "synthetic" positions (covered by segregation of liquid assets) or implementing "cross-hedging" strategies. A "synthetic position" is the duplication of cash market transaction when deemed advantageous by the Funds' Adviser for cost, liquidity or transactional efficiency reasons. A cash market transaction is the purchase or sale of the security or other asset for cash. "Cross-hedging" involves the use of one currency to hedge against the decline in the value of another currency. The use of such instruments as described herein involves several risks. First, there can be no assurance that the prices of such instruments and the hedge security or the cash market position will move as anticipated. If prices do not move as anticipated, a Fund may incur a loss on its investment, may not achieve the hedging protection it anticipated and/or may incur a loss greater than if it had entered into a cash market position. Second, investments in such instruments may reduce the gains which would otherwise be realized from the sale of the underlying securities or assets which are being hedged. Third, positions in such instruments can be closed out only on an exchange that provides a market for those instruments. There can be no assurance that such a market will exist for a particular futures contract or option. If the Fund cannot close out an exchange traded futures contract or option which it holds, it would have to perform its contract obligation or exercise its option to realize any profit and would incur transaction cost on the sale of the underlying assets.

     When the Funds intend to acquire securities (or gold bullion or coins as the case may be) for their portfolio, they may use call options or futures contracts as a means of fixing the price of the security (or gold) they intend to purchase at the exercise price (in the case of an option) or contract price (in the case of futures contracts). An increase in the acquisition cost would be offset, in whole or part, by a gain on the option or futures contract. Options and futures contracts requiring delivery of a security may also be useful to the Funds in purchasing a large block of securities that would be more difficult to acquire by direct market purchases. If the Funds hold a call option rather than the underlying security itself, the Funds are partially protected from any unexpected decline in the market price of the underlying security and in such event could allow the call option to expire, incurring a loss only to the extent of the premium paid for the option. Using a futures contract would not offer such partial protection against market declines and the Funds would experience a loss as if they had owned the underlying security.

                                 CURRENCY SWAPS

     Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may enter into currency swaps for hedging purposes. Currency swaps involve the exchange of rights to make or receive payments of the entire principal value in specified currencies. Since currency swaps are individually negotiated, a Fund may expect to achieve an acceptable degree of correlation between its portfolio investments and its currency swap positions. The entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. Global Hard Assets may also enter into other asset swaps. Asset swaps are similar to swaps in that the performance of one hard asset (e.g., gold) may be "swapped" for another (e.g., energy).

     The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio transactions. If the Funds' investment adviser (or Sub-Advisers) is incorrect in its forecasts of market values and currency exchange rates and/or Hard Assets values, the investment performance of the fund would be less favorable than it would have been if this investment technique were not used. Swaps are generally considered illiquid and will be aggregated with other illiquid positions for purposes of the limitation on illiquid investments.

                                   SHORT SALES

     Currently, Global Hard Assets Fund is the only Fund that can engage in short sales. A Fund will establish an account with respect to its short sales and maintain in the account cash not available for investment or U.S. Government securities or other liquid, high-quality securities having a value equal to the difference between (i) the market value of the securities sold short at the time they were sold short and (ii) any cash, U.S. government securities or other liquid, high-quality securities required to be deposited as collateral with the broker in connection with the short sale (not including the proceeds from the short sale). The account will be marked to market daily, so that (i) the amount in the account plus the amount deposited with the broker as collateral equals the current market value of the securities sold short and (ii) in no event will the amount in the account plus the amount deposited with the broker as collateral fall below the original value of the securities at the time they were sold short. The total value of the assets deposited as collateral with the broker and deposited in the account will not exceed 50% of the Global Hard Assets Fund's net assets.

                               DIRECT INVESTMENTS

     Emerging Markets Fund and Global Hard Assets Fund may invest up to 10% of their total assets in direct investments. Direct investments include (i) the private purchase from an enterprise of an equity interest in the enterprise in the form of shares of common stock or equity interests in trusts, partnerships, joint ventures or similar enterprises, and (ii) the purchase of such an equity interest in an enterprise from a principal investor in the enterprise. In each case the Funds will, at the time of making the investment, enter into a shareholder or similar agreement with the enterprise and one or more other holders of equity interests in the enterprise. The Adviser, anticipates that these agreements may, in appropriate circumstances, provide the Funds with the ability to appoint a representative to the board of directors or similar body of the enterprise and for eventual disposition of the Funds investment in the enterprise. Such a representative of the Funds will be expected to provide the Funds with the ability to monitor its investment and protect its rights in the investment, and will not be appointed for the purpose of exercising management or control of the enterprise.

     Certain of the Funds' direct investments will include investments in smaller, less seasoned companies. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. The Funds do not anticipate making direct investments in start-up operations, although it is expected that in some cases the Funds' direct investments will fund new operations for an enterprise which itself is engaged in similar operations or is affiliated with an organization that is engaged in similar operations. With respect to the Asia Dynasty Fund and Emerging Markets Fund, such direct investments may be made in entities that are reasonably expected in the foreseeable future to become growth companies, either by expanding current operations or establishing significant operations.

     Direct investments may involve a high degree of business and financial risk that can result in substantial losses. Because of the absence of any public trading market for these investments, the Funds may take longer to liquidate these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices on these sales could be less than those originally paid by the Funds. Furthermore, issuers whose securities are not publicly traded may not be subject to public disclosure and other investor protection requirements applicable to publicly traded securities. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Funds may be required to bear the expense of the registration. In addition, in the event the Funds sell unlisted foreign securities, any capital gains realized on such transactions may be subject to higher rates of taxation than taxes payable on the sale of listed securities. Direct investments are generally considered illiquid and will be aggregated with other illiquid investments for purposes of the limitation on illiquid investments.

                              REPURCHASE AGREEMENTS

     None of the Funds will enter into a repurchase agreement with a maturity of more than seven business days if, as a result, more than 10% of the value of a Fund's total assets would then be invested in such repurchase agreements and other illiquid securities (Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may invest no more than 15% of their total assets in illiquid securities). A Fund will only enter into a repurchase agreement where (i) the underlying securities are of the type which the Fund's investment policies would allow it to purchase directly, (ii) the market value of the underlying security, including accrued interest, will be at all times equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of the custodian or a bank acting as agent.

             RULE 144A SECURITIES AND SECTION 4(2) COMMERCIAL PAPER

     The Securities and Exchange Commission adopted Rule 144A which allows a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the Securities Act of 1933 of resales of certain securities to qualified institutional buyers. The Adviser (or
FII) anticipates that the market for certain restricted securities such as institutional commercial paper will expand further as a result of this new regulation and the development of an automated system for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers.

     The Adviser will monitor the liquidity of restricted securities in the Funds' holdings under the supervision of the Board of Trustees. In reaching liquidity decisions, the Adviser will consider, among other things, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanisms of the transfer).

     In addition, commercial paper may be issued in reliance on the "private placement" exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Such commercial paper is restricted as to disposition under the federal securities laws and, therefore, any resale of such securities must be effected in a transaction exempt from registration under the Securities Act of 1933. Such commercial paper is normally resold to other investors through or with the assistance of the issuer or investment dealers who make a market in such securities, thus providing liquidity.

     Securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 and commercial paper issued in reliance on the Section 4(2) exemption under the 1940 Act may be determined to be liquid in accordance with guidelines established by the Board of Trustees for purposes of complying with investment restrictions applicable to investments by the Funds (except the U.S. Government Money Fund) in illiquid securities.

                             INVESTMENT RESTRICTIONS

     The following investment restrictions are in addition to those described in the Prospectus. Policies that are identified as fundamental may be changed with respect to a Fund only with the approval of the holders of a majority of the Fund's outstanding shares. Such majority is defined as the vote of the lesser of
(i) 67% or more of the outstanding shares present at a meeting, if the holders of more than 50% of a Fund's outstanding shares are present in person or by proxy, or (ii) more than 50% of a Fund's outstanding shares. As to any of the following policies, if a percentage restriction is adhered to at the time of investment, a later increase or decrease in percentage resulting from a change in value of portfolio securities or amount of net assets will not be considered a violation of the policy.

     ASIA DYNASTY FUND, EMERGING MARKETS FUND, GLOBAL HARD ASSETS FUND AND U.S. GOVERNMENT MONEY FUND.

     With respect to U.S. Government Money Fund, all of the following restrictions are fundamental policies except restriction 21, unless otherwise indicated. With respect to Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund
restrictions 1, 4, 6, 7, 10, 12, 13, 17, 18, 19 and 20 are not fundamental, unless otherwise provided for by applicable federal or state law. Non-fundamental restrictions may be changed without shareholder approval.

     The Asia Dynasty Fund, Emerging Markets Fund, Global Hard Assets Fund and U.S. Government Money Fund may not:

     1. Invest in securities which (i) with respect to U.S. Government Money Fund, is subject to legal or contractual restrictions on resale ("restricted securities"), or for which there is no readily available market quotation, or engage in a repurchase agreement maturing in more than seven days with respect to any security, if the result is that more than 10% of a Fund's net assets would be invested in such securities, and (ii) with respect to Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund are "illiquid" securities, including repurchase agreements maturing in more than 7 days and options traded over-the-counter if the result is that more than 15% of Asia Dynasty Fund's, Emerging Markets Fund's, or Global Hard Assets Fund's net assets would be invested in such securities.

     2. Purchase or sell real estate, although Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may purchase securities of companies which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are collateralized by interests in real estate.

     3. The Funds may not purchase or sell commodities (non-Hard Asset commodities with respect to Global Hard Assets) or commodity futures contracts (for the purpose of this restriction, forward foreign exchange contracts are not deemed to be a commodity or commodity contract. The Funds may not commit more than 5% of their total assets to initial margin deposits on futures contracts. In addition, Global Hard Assets Fund may invest in gold and silver bullion, palladium and platinum group metals bullion and coins.

     4. Exclusive of the Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund, purchase securities of other open-end investment companies except as part of a merger, consolidation, reorganization or acquisition of assets; Asia Dynasty Fund, Emerging Markets Fund, or Global Hard Assets Fund may not purchase more than 3% of the total outstanding voting stock of any closed-end investment company if more than 5% of any of these Funds' total assets would be invested in securities of any closed-end investment company, or more than 10% of such value in closed-end investment companies in general. In addition, Asia Dynasty Fund, Emerging Markets Fund, or Global Hard Assets Fund may not invest in the securities of closed-end investment companies, except by purchase in the open market involving only customary broker's commissions.

     5. The Funds may not make loans, except by (i) purchase of marketable bonds, debentures, commercial paper and similar marketable evidences of indebtedness and (ii) repurchase agreements. Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may lend to broker-dealers portfolio securities with an aggregate market value up to one-third of its total assets

     6. As to 75% of the total assets of each of the Asia Dynasty Fund and U.S. Government Money Fund, purchase securities of any issuer, if immediately thereafter (i) more than 5% of a Fund's total assets (taken at market value) would be invested in the securities of such issuer, or (ii) more than 10% of the outstanding securities of any class of such issuer would be held by a Fund (provided that these limitations do not apply to obligations of the United States Government, its agencies or instrumentalities). This limitation does not apply to the Emerging Markets Fund and Global Hard Assets Fund.

     7. Invest more than 5 percent of the value of its total assets in securities of companies having, together with their predecessors, a record of less than three years of continuous operation. This restriction does not apply to Asia Dynasty Fund, Emerging Markets Fund, or Global Hard Assets Fund.

     8. Underwrite any issue of securities (except to the extent that a Fund may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in the disposition of restricted securities).

     9. Borrow money, except that the U.S. Government Money Fund may borrow up to 10% of its total assets valued at cost for temporary or emergency purposes. The U.S. Government Money Fund will not purchase securities for investment while borrowings equaling 5% or more of its total assets are outstanding. In addition, Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may borrow up to 30% of the value of their respective net assets to increase their holdings of portfolio securities.

     10. Mortgage, pledge or otherwise encumber its assets, except to secure borrowing effected within the limitations set forth in restriction
          (9).

     11. Issue senior securities, except insofar as a Fund may be deemed to have issued a senior security by reason of (i) borrowing money in accordance with restrictions described above; (ii) entering into forward foreign currency contracts (Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund); (iii) financial futures contracts purchased on margin (Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund), (iv) commodity futures contracts purchased on margin (Global Hard Assets Fund); (v) foreign currency swaps (Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets
          Fund); and (vi) issuing multiple classes of shares (Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund).

     12. Except for Global Hard Assets Fund, make short sales of securities, except that Asia Dynasty Fund and Emerging Markets Fund may engage in the transactions specified in restrictions (2), (3) and (14).

     13. Purchase any security on margin, except that it may obtain such short-term credits as are necessary for clearance of securities transactions and, with respect to Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund, may make initial or maintenance margin payments in connection with options and futures contracts and related options and borrowing effected within the limitations set forth in restriction (9).

     14. Write, purchase or sell puts, calls, straddles, spreads or combinations thereof, except that Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may purchase or sell puts and calls on foreign currencies and on securities described under "Options Transactions" herein and in the Prospectus and that Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may write, purchase or sell put and call options on financial futures contracts, which include bond and stock index futures contracts.

     15.  Make investments for the purpose of exercising control or management.

     16. Invest more than 25 percent of the value of a Fund's total assets in the securities of issuers having their principal business activities in the same industry, except for the Global Hard Assets Fund and as otherwise stated in any Fund's fundamental investment objective, and provided that this limitation does not apply to obligations issued or guaranteed by the United States Government, its agencies or instrumentalities.

     17. Participate on a joint or joint-and-several basis in any trading account in securities, although transactions for the Funds and any other account under common or affiliated management may be combined or allocated between the Funds and such account.

     18. Purchase participations or other interests (other than equity stock interests in the case of the Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund) in oil, gas or other mineral exploration or development programs.

     19. Invest more than 5% of its total assets in warrants, whether or not the warrants are listed on the New York or American Stock Exchanges, or more than 2% of the value of the assets of a Fund (except Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund) in warrants which are not listed on those exchanges. Warrants acquired in units or attached to securities or received as dividends are not included in this restriction. The U.S. Government Money Fund will not invest in warrants.

     20. Purchase or retain a security of any issuer if any of the officers, directors or Trustees of a Fund or its investment adviser owns beneficially more than 1/2 of 1% of the securities of such issuer, or if such persons taken together own more than 5% of the securities of such issuer.

     21. Invest in real estate limited partnerships or in oil, gas or other mineral leases. With respect to restriction 3, forward foreign exchange contracts are not deemed to be a commodity or commodity contract.

     The following are additional non-fundamental policies. Asia Dynasty Fund, Emerging Markets Fund and Global Hard Assets Fund may, for hedging purposes, buy and sell financial futures contracts which may include stock and bond index futures contracts and foreign currency futures contracts. These Funds may not commit more than 5% of their total assets to initial margin deposits on futures contracts not used for hedging purposes.

     With respect to restriction 16, companies in different geographical locations will not be deemed to be in the same industry if the investment risks associated with the securities of such companies are substantially different. For example, although generally considered to be "interest rate sensitive," investing in banking institutions in different countries is generally dependent upon substantially different risk factors, such as the condition and prospects of the economy in a particular country and in particular industries, and political conditions.

INTERNATIONAL INVESTORS GOLD FUND

     Restrictions 1 through 7 are fundamental policies of International Investors Gold Fund and may not be changed without shareholder approval. Restrictions 8 through 14 are not fundamental policies and may be changed without shareholder approval.

     International Investors Gold Fund may not:

     1.   Underwrite securities of other issuers.

     2. The Fund may not invest in real estate, commodity contracts or commodities (except that, subject to applicable state laws, the Fund may invest up to 12.5% of the value of its total assets as of the date of investment in gold and silver coins which are legal tender in the country of issue and gold and silver bullion, palladium and platinum group metals bullion).

     3. Make loans to other persons, except through repurchase agreements or the purchase of publicly distributed bonds, debentures and other debt securities.

     4. Purchase securities on margin, except as is necessary for the clearance of its transactions; or make short sales, unless the Fund may readily acquire the security sold short by virtue of its holding a right to purchase a quantity of such shorted security sufficient to cover the short.

     5. Purchase or retain securities of an issuer having an officer, director or security holder who is an officer or director of the Trust or who furnishes management or supervising services to the Trust, if at the time of such purchase or at any time thereafter any one or more of such persons owns beneficially more than 1/2 of 1% of the securities of such issuer or such person or persons together own more than 5% of such securities (all taken at market value)

     6. The Fund may not lend its funds or assets, except through the purchase of securities the Fund would otherwise be authorized to purchase, provided, however, that the Fund may lend to broker-dealers and other financial institutions portfolio securities.

     7. Issue senior securities. The Fund may (i) borrow money for emergency or extraordinary reasons and provided such borrowings are limited to 50% of total assets, taken at cost provided that immediately after such borrowing there shall be asset coverage of at least 300%, (ii) enter into forward contracts, (iii) purchase futures contracts on margin, (iv) issue multiple classes of securities, and (v) enter into swap agreement or purchase or sell structured notes or similar instruments.

     8. Purchase any restricted securities which may not be sold to the public without registration under the Securities Act of 1933, if by reason of such purchase the value of the Trust's aggregate holdings in all such securities would exceed 10% of total assets.

     9. Invest in interests (other than equity stock interests) in oil, gas or other mineral exploration or development programs or in oil, gas or other mineral leases.

     10. Purchase securities issued by any other investment company or investment trust, except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary brokerage commission or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation.

     11.  Invest in real estate limited partnerships.

     12. Make investments in companies for the purpose of exercising control or management.

     13. Invest more than 10% of its assets in repurchase agreements having maturities of greater than seven days or in a combination of such agreements together with restricted securities and securities for which market quotations are not readily available.

     14. Purchase securities for investment while borrowings equal to 30% or more of the Fund's assets are outstanding.

     If a percentage restriction is adhered to at the time of investment, a later increase or decrease in percentage resulting from a change in values of portfolio securities or amount of net assets will not be considered a violation of any of the foregoing restrictions.

                          INVESTMENT ADVISORY SERVICES

     The investment adviser and manager of the Funds is Van Eck Associates Corporation (the "Adviser"), a Delaware corporation, pursuant to an Advisory Agreement with the Trust dated as of July 30, 1985, as amended. Van Eck Associates Corporation is currently the oldest gold manager investing in gold mining shares.

     The Adviser provides the Funds with office space, facilities and simple business equipment, and provides the services of consultants, executive and clerical personnel for administering their affairs. The Adviser compensates all executive and clerical personnel and Trustees of the Trust if such persons are employees or affiliates of the Adviser or its affiliates. The advisory fee is computed daily and paid monthly at the following annual rates: International Investors Gold Fund pays a fee equal to .75 of 1% of the first $500 million of average daily net assets, .65 of 1% of the next $250 million of average daily net assets and .50 of 1% of the average daily net assets in excess of $750 million. Asia Dynasty Fund and Emerging Markets Fund pay the Adviser a fee of ..75 of 1% of average daily net assets. Global Hard Assets Fund pays the Adviser 1% of average daily net assets. The U.S. Government Money Fund pays a monthly fee at the annual rate of .50 of 1% for the first $500 million of average daily net assets, .40 of 1% on the next $250 million of average daily net assets, and ..375 of 1% of the average daily net assets in excess of $750 million.

     The Adviser also performs administrative services for Asia Dynasty Fund, Emerging Markets Fund, and International Investors Gold Fund pursuant to a written agreement. The Adviser is also responsible for providing accounting services to these Funds. For these accounting and administrative services, Asia Dynasty Fund and Emerging Markets Fund each pays .25 of 1% of its respective average daily net assets on the first $500 million. International Investors Gold Fund pays an annual rate of .25 of 1% of the first $750 million of their respective average daily net assets, and .20 of 1% of the respective average daily net assets in excess of $750 million.

     For the years ended December 31, 2000, 2001 and 2002, the Adviser earned fees with respect to the Asia Dynasty Fund of $256,468, $137,247 and 109,969, respectively. The Adviser earned fees for the same years with respect to International Investors Gold Fund of $993,983, $885, 585 and $1,361,547, respectively. There were no fee waivers or expense reimbursements with respect to these two Funds for these years.

     For the years ended December 31, 2000, 2001 and 2002, the Adviser earned fees with respect to the Emerging Markets Fund of $268,654, $153,372 and $92,562, respectively. From January 1, 2000 to December 31, 2002 the Adviser agreed to limit Fund expenses, excluding 12b-1 expenses, brokerage commissions and transaction fees, foreign tax, interest expense and extraordinary expenses to 2.00% of the average daily net assets. For the years ended December 31, 2000, 2001 and 2002, the Adviser waived fees of $63,402, $104,663 and $126,102, respectively.

     For the years ended December 31, 2000, 2001 and 2002, the Adviser earned fees with respect to the Global Hard Assets Fund of $217,431, $293,743 and $456,036, respectively. For the period January 1, 2000 to February 28, 2001 the Adviser agreed to limit Fund expenses, excluding 12b-1 expenses, brokerage commissions and transaction fees, foreign tax, interest expense and extraordinary expenses to 2.0% of daily average net assets for Class A shares, and 2.75% of average daily net assets for Class B and Class C. For the period March 1, 2001 to June 20, 2001 the Adviser agreed to limit Fund expenses, excluding 12b-1 expenses, brokerage commissions and transaction fees, foreign tax, interest expense and extraordinary expenses to 2.25% of average daily net assets for Class A shares, and 3.00% of average daily net assets for Class B and Class C. For the years ended December 31, 2000, 2001 and 2002, the Adviser waived fees of $111,758, $23,606 and $0, respectively.

     For the years ended December 31, 2000, 2001 and 2002, the Adviser earned fees with respect to the U.S. Government Money Fund of $433,058, $262,663 and $202,763, respectively. When necessary, the Adviser has agreed to waive a portion of the advisory fee in order to preserve the distibution yield and avoid a net operating loss. Expenses were reduced by $0, $10,118 and $78,322, respectively under this agreement.

     The expenses borne by each of the Funds include: all the charges and expenses of the transfer and dividend disbursing agent, custodian fees and expenses, legal, auditors' and accountants' fees and expenses, brokerage commissions for portfolio transactions, taxes, if any, the advisory fee (and accounting and administrative services fees, if any), extraordinary expenses (as determined by the Trustees of the Trust), expenses of shareholders' and Trustees' meetings, and of preparing, printing and mailing proxy statements, reports and other communications to shareholders, expenses of preparing and setting in type prospectuses and periodic reports and expenses of mailing them to current shareholders, legal and accounting expenses and expenses of registering and qualifying shares for sale (including compensation of the employees of the Adviser or its affiliates in relation to the time spent on such matters), expenses relating to the Plan of Distribution (Rule 12b-1 Plan) exclusive of International Investors Gold Fund, fees of Trustees who are not "interested persons" of the Adviser, membership dues of the Investment Company Institute, fidelity bond and errors and omissions insurance premiums, cost of maintaining the books and records of each Fund, and any other charges and fees not specifically enumerated as an obligation of the Distributor or Adviser.

     The Advisory Agreement with respect to Global Hard Assets Fund was approved at a meeting of the Board of Trustees held on October 18, 1994. The Advisory Agreement with respect to Emerging Markets Fund was approved at a meeting of the Board of Trustees held on October 12, 1993. The Advisory Agreement with respect to International Investors Gold Fund was approved at a meeting of the Board of Trustees held on May 24, 1994. Advisory Agreements for all the Funds were reapproved by the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to such Agreements or interested persons of any such party at a meeting held on April 23, 2003.

     The Advisory Agreement was approved by shareholders of the U.S. Government Money Fund on January 23, 1987; and International Investors Gold Fund on July 25, 1994. The Advisory Agreement was approved by shareholders of Emerging Markets Fund on December 17, 1993. The Advisory Agreements provide that they shall continue in effect from year to year with respect to a Fund as long as they are approved at least annually both (i) by a vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) or by the Trustees of the Trust, and (ii) in either event by a vote of a majority of the Trustees who are not parties to the Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. The Agreements may be terminated on 60 days written notice by either party and will terminate automatically in the event of an assignment within the meaning of the Act.

     At a meeting of the Board of Trustees held on April 23, 2003, the Board considered a number of factors in deciding whether to approve the continuation of each Advisory Agreement. Factors considered by the Board included, but were not limited to, the performance of each Fund (including a comparison of the performance of each Fund to the performance of the other mutual funds with comparable investment objectives and appropriate indices); the nature of the services provided by the Adviser to each Fund (including the experience of the investment personnel that provide services to the Fund); the allocation of resources of the Adviser to each Fund (including the comprehension structure for investment personnel of the Adviser, the Adviser's organizational structure, the expense ratios of each Fund and comparable funds, and the personnel assigned to each Fund); and the current advisory fees of each Fund and comparable funds. In the course of the Board's deliberations, the Trustees discussed the profitability of each Fund to the Adviser, the Adviser's approach to managing each Fund and the Adviser's current overall business strategy.

     After consideration of these and other factors, the Board of Trustees of the Trust, including the Trustees who are not "interested persons" of the Trust (within the meaning of the 1940 Act), approved the continuation of the each Advisory Agreement.

     Mr. John C. van Eck is Chairman of the Board of Directors of the Adviser as well as President and Trustee of the Trust. Mr. van Eck offered the first global mutual fund to U.S. investors in 1955, and offered the first gold fund to U.S. investors in 1968. Mr. van Eck, Chairman and President of the Trust and Van Eck Worldwide Insurance Trust, and members of his immediate family own 100% of the voting stock of the Adviser.

                         APPROVAL OF ADVISORY AGREEMENT

     At a meeting of the Board of Trustees held on April 23, 2003, the Board considered a number of factors in deciding whether to approve the continuation of each Advisory Agreement. Factors considered by the Board included, but were not limited to, the performance of each Fund (including a comparison of the performance of each Fund to the performance of other mutual funds with comparable investment objectives and appropriate indices); the nature of the services provided by the Adviser to each Fund (including the experience of the investment personnel that provide services to the Fund); the allocation of resources of the Advisor to each Fund (including the compensation structure for investment personnel of the Adviser, the Adviser's organizational structure, the expense ratios of each Fund and comparable funds, and the personnel assigned to each Fund); and the current advisory fees of each Fund and comparable funds. In the course of the Board's deliberations, the Trustees discussed the profitability of each Fund to the Adviser, the Adviser's approach to managing each Fund and the Adviser's current overall business strategy.

     After consideration of these and other factors, the Board of Trustees of the Trust, including the Trustees who are not "interested persons" of the Trust (within the meaning of the 1940 Act), approved the continuation of each Advisory Agreement.

                                 THE DISTRIBUTOR

     Shares of the Funds are offered on a continuous basis and are distributed through Van Eck Securities Corporation ("VESC"), 99 Park Avenue, New York, New York (the "Distributor"), a wholly owned subsidiary of Van Eck Associates Corporation. The Trustees of the Trusts have approved a Distribution Agreement appointing the Distributor as distributor of shares of the Funds. The Distribution Agreement with respect to all Funds was last reapproved by the action of the Trustees on April 23, 2003.

     The Trust has authorized one or more brokers (who are authorized to designate other intermediaries) to accept purchase and redemption orders on the Trust's behalf. The Trust will be deemed to have received a purchase or redemption order when the authorized broker or its designee accepts the order. Orders will be priced at the net asset value next computed after they are accepted by the authorized broker or its designee.

     The Distribution Agreement provides that the Distributor will pay all fees and expenses in connection with printing and distributing prospectuses and reports for use in offering and selling shares of the Funds and preparing, printing and distributing advertising or promotional materials. The Funds will pay all fees and expenses in connection with registering and qualifying their shares under federal and state securities laws.

     Van Eck Securities Corporation retained distributing commissions on sales of shares of the Funds for the fiscal years ended December 31 after reallowance to dealers as follows:

                                              VAN ECK SECURITIES    REALLOWANCE
                                                  CORPORATION       TO DEALERS
                                              ------------------    -----------
Asia Dynasty Fund                      2002        $    823          $  4,608
                                       2001           1,352             7,935
                                       2000          19,461            71,543
Emerging Markets Fund                  2002        $    282          $  1,670
                                       2001             365             1,843
                                       2000           4,692            28,375
Global Hard Assets Fund                2002        $ 29,722          $207,320
                                       2001           8,893            60,315
                                       2000           4,488            24,441
International Investors Gold Fund      2002        $105,937          $529,489
                                       2001           7,126            27,169
                                       2000           6,143            20,772


VAN ECK SECURITIES CORPORATION: 12b-1 ACCOUNTING
TWELVE MOS. ENDED DECEMBER 31, 2002

                                                                                                                      GRAND
                                 IIGF     ADF-B  GLF-A(1) GLF-B(1)   GHA-A     GHA-B   GHA-C     USGMF     ADF-A      TOTAL
                               --------  ------  -------- -------- --------   ------  -------  --------   -------  ----------

TOTAL 12B-1 EXPENSE PER BOOKS   437,258  31,531   57,004   13,932   202,727   28,117   10,983   102,780    59,279     943,611
PAYMENT TO
SECURITIES DEALERS              364,824   7,701   23,235    3,263    93,823    6,946   10,815    68,751    27,547     606,905
                               --------  ------  -------   ------  --------   ------  -------  --------   -------  ----------
BALANCE TO VESC                  72,434  23,830   33,769   10,669   108,904   21,171      168    34,029    31,732     336,706
                               --------  ------  -------   ------  --------   ------  -------  --------   -------  ----------
NET 12B-1 FEES                   72,434  23,830   33,769   10,669   108,904   21,171      168    34,029    31,732     336,706
                               --------  ------  -------   ------  --------   ------  -------  --------   -------  ----------
DISTRIBUTION EXPENDITURES:
General Printing                 13,845   1,654    3,151    1,275     3,196    3,195    1,642     2,011     1,655      31,624
Reports                             338     221      220      116       181      182      182       338       221       1,999
Dealer Fact Sheets                1,383       0        0        0     1,139    1,139        5         0         0       3,666
Prospectus                          398     398      398      398       398      398      398       398       398       3,582
Dealer mailing                   11,184     242      976      242     2,713      885      472       392       242      17,348
Marketing Support Telephone      45,139     820    3,278      296    13,152      508      448     2,497     3,848      69,986
Marketing Dept Expenses         672,520  11,031   41,307    4,459   149,503   10,444    8,919   147,860    43,184   1,089,227
Telemarketing Dept Expenses     221,328   3,644   13,565    1,451    49,165    3,442    2,936         0    14,206     309,737
                               --------  ------  -------   ------  --------   ------  -------  --------   -------  ----------
TOTAL EXPENDITURES              966,135  18,010   62,895    8,237   219,447   20,193   15,002   153,496    63,754   1,527,169
EXCESS EXPENSES OVER
PAYMENTS TO VESC ($)           (893,701)  5,820  (29,126)   2,432  (110,543)     978  (14,834) (119,467)  (32,022) (1,190,463)
                               ========  ======  =======   ======  ========   ======  =======  ========   =======  ==========

(1) GLOBAL LEADERS FUND-A WAS RENAMED THE EMERGING MARKETS FUND ON DECEMBER 18, 2002 AND GLOBAL LEADERS FUND-B WAS LIQUIDATED ON OCTOBER 9, 2002.

     To compensate the Distributor for the services it provides and for the expenses it bears under the Distribution Agreement, the U.S. Government Money Fund has adopted a Plan of Distribution pursuant to Rule 12b-1 (the "Plan") under the Act. Fees paid by the Funds under the Plan will be used for servicing and/or distribution expenses incurred only during the applicable year. Additionally, Asia Dynasty Fund (Class A and B), Emerging Markets Fund (Class
A), Global Hard Assets Fund (Class A, B and C) and International Investors Gold Fund have also adopted a Plan which provides for the compensation of brokers and dealers who sell shares of these Funds or provide servicing. The Plan for Asia Dynasty Fund (Class A) is a reimbursement-type plan and provides for the payment of carry-over expenses to the Distributor, incurred in one year but payable in a subsequent year(s), up to the maximum contractual fee for the Fund in any given year. Asia Dynasty Fund (Class B), Emerging Markets Fund (Class A), Global Hard Assets Fund (Class A, B and C) and International Investors Gold Fund Plans are compensation-type plans with a carry-forward provision, which provides that the Distributor recoup distribution expenses in the event the Plan is terminated. For the periods prior to April 30, 2003 the Distributor has agreed with respect to Plans with a carry-forward provision, notwithstanding anything to the contrary in the Plan, to waive its right to reimbursement of carry-forward amounts in the event the Plan is terminated, unless the Board of Trustees has determined that reimbursement of such carry-forward amounts is appropriate.

     Pursuant to the Plans, the Distributor provides the Funds at least quarterly with a written report of the amounts expended under the Plans and the purpose for which such expenditures were made. The Trustees review such reports on a quarterly basis.

     The Plans were last reapproved for all Funds, by the Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Funds and who have no direct or indirect financial interest in the operation of the Plan, cast in person at a meeting called for the purpose of voting on each such plan on April 23, 2003. The Plan was approved by shareholders of the U.S. Government Money Fund on January 23, 1987; Asia Dynasty Fund (Class B) on August 31, 1993; Emerging Markets Fund (Class A) on December 17, 1993; Asia Dynasty Fund (Class A) on July 25, 1994; and International Investors Gold Fund on April 15, 1999.

     A Plan shall continue in effect as to each Fund, provided such continuance is approved annually by a vote of the Trustees in accordance with the Act. A Plan may not be amended to increase materially the amount to be spent for the services described therein without approval of the shareholders of the Funds, and all material amendments to the Plan must also be approved by the Trustees in the manner described above. A Plan may be terminated at any time, without payment of any penalty, by vote of a majority of the Trustees who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan, or by a vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on written notice to any other party to the Plan. A Plan will automatically terminate in the event of its assignment (as defined in the 1940 Act). So long as the Plan is in effect, the election and nomination of Trustees who are not "interested persons" of the Trust shall be committed to the discretion of the Trustees who are not "interested persons." The Trustees have determined that, in their judgment, there is a reasonable likelihood that the Plan will benefit the Funds and their shareholders. The Funds will preserve copies of the Plan and any agreement or report made pursuant to Rule 12b-1 under the Act, for a period of not less than six years from the date of the Plan or such agreement or report, the first two years in an easily accessible place. For additional information regarding the Plans, see the Prospectus.

                       PORTFOLIO TRANSACTION AND BROKERAGE

     The Adviser is responsible for decisions to buy and sell securities and other investments for the Funds, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. In transactions on stock and commodity exchanges in the United States, these commissions are negotiated, whereas on foreign stock and commodity exchanges these commissions are generally fixed and are generally higher than brokerage commissions in the United States. In the case of securities traded on the over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup. In underwritten offerings, the price includes a disclosed fixed commission or discount. Most obligations in which the U.S. Government Money Fund invests are normally traded on a "principal" rather than agency basis. This may be done through a dealer (e.g. securities firm or bank) who buys or sells for its own account rather than as an agent for another client, or directly with the issuer. A dealer's profit, if any, is the difference, or spread, between the dealer's purchase and sale price for the obligation.

     In purchasing and selling the Funds' portfolio investments, it is the Adviser's policy to obtain quality execution at the most favorable prices through responsible broker-dealers. In selecting broker-dealers, the Adviser will consider various relevant factors, including, but not limited to, the size and type of the transaction; the nature and character of the markets for the security or asset to be purchased or sold; the execution efficiency, settlement capability, and financial condition of the broker-dealer's firm; the broker-dealer's execution services rendered on a continuing basis; and the reasonableness of any commissions.

     In addition, the Adviser may allocate brokerage transactions to broker-dealers who have entered into arrangements with the Adviser, under which the broker-dealer allocates a portion of the commissions paid by a Fund toward payment of the Fund's expenses such as transfer agency, printing or other expenses. The services of the broker-dealer must be comparable to those of other qualified broker-dealers.

     The  Adviser  may  cause  the Funds to pay a  broker-dealer  who  furnishes brokerage and/or research services a commission that is in excess of the commission another broker-dealer would have received for executing the transaction, if it is determined that such commission is reasonable in relation to the value of the brokerage and/or research services as defined in Section 28(e) of the Securities Exchange Act of 1934 which have been provided. Such research services may include, among other things, analyses and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy. Any such research and other information provided by brokers to the Adviser are considered to be in addition to and not in lieu of services required to be performed by the Adviser under the relevant Advisory Agreement with the Trust. The research services provided by broker-dealers can be useful to the Adviser and in serving its other clients or clients of the Adviser.

     For the fiscal year ended December 31, 2002, the Asia Dynasty Fund paid $168,704, the Emerging Markets Fund paid $68,071, the Global Hard Assets Fund paid $240,352 and the International Investors Gold Fund paid $6,900,739 in commissions to broker dealers providing Adviser or its affiliates representing 99.99%, 98.96%, 100.00% and 98.69%, respectively, of the total commissions paid by such Funds.

     The table below shows the commissions paid on purchases and sales of portfolio securities by each Fund for the years ended December 31, none of such amounts are paid to brokers or dealers which furnished daily quotations to the Funds for the purpose of calculating daily per share net asset value and to brokers and dealers which sold shares of the Funds. The U.S. Government Money Fund did not pay brokerage commissions.

FUND                                                     2002
                                                     COMMISSIONS
                                                   ----------------
Asia Dynasty Fund (Class A and B)                    $  168,724
Emerging Markets Fund (Class A)                      $   68,071
Global Hard Assets Fund (Class A, B and C)           $  242,874
International Investors Gold Fund (Class A)          $6,992,405

                                                          2001
                                                      COMMISSIONS
                                                   ----------------
Asia Dynasty Fund (Class A and B)                      $180,337
Emerging Markets Fund (Class A)                        $ 57,655
Global Hard Assets Fund (Class A, B and C)             $301,239
International Investors Gold Fund (Class A)            $779,660

                                                          2000
                                                      COMMISSIONS
                                                   ----------------
Asia Dynasty Fund (Class A and B)                      $371,832
Emerging Markets Fund (Class A)                        $133,771
Global Hard Assets Fund (Class A, B and C)             $114,607
International Investors Gold Fund (Class A)            $474,065

     The Trustees periodically review the Adviser's performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Funds and review the commissions paid by the Funds over representative periods of time to determine if they are reasonable in relation to the benefits to the Funds.

     Investment decisions for the Funds are made independently from those of the other investment accounts managed by the Adviser, or affiliated companies. Occasions may arise, however, when the same investment decision is made for more than one client's account. It is the practice of the Adviser, to allocate such purchases or sales insofar as feasible among its several clients or the clients of its affiliates in a manner it deems equitable. The principal factors which the Adviser, considers in making such allocations are the relative investment objectives of the clients, the relative size of the portfolio holdings of the same or comparable securities and the then availability in the particular account of funds for investment. Portfolio securities held by one client of the Adviser may also be held by one or more of its other clients or by clients of its affiliates. When two or more of its clients or clients of its affil-
iates are engaged in the simultaneous sale or purchase of securities, transactions are allocated as to amount in accordance with formulae deemed to be equitable as to each client. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

     Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc. and subject to seeking the most favorable price and execution available and such other policies as the Trustees may determine, the Adviser may consider sales of shares of the Funds as a factor in the selection of broker-dealers to execute portfolio transactions for the Funds.

     While it is the policy of the Funds generally not to engage in trading for short-term gains, the Funds will effect portfolio transactions without regard to the holding period if, in the judgment of the Adviser, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions. The Asia Dynasty Fund and Global Hard Assets Fund anticipate that their annual portfolio turnover rates will not exceed 100%.

     The annual portfolio turnover rate of the Emerging Market Fund may exceed 100% and International Investors Gold Fund may exceed 800%. Due to the high rate of turnover, the Funds may pay a greater amount in brokerage commissions than a similar size fund with a lower turnover rate. The portfolio turnover rates of all Funds may vary greatly from year to year. In addition, since the Funds may have a high rate of portfolio turnover, the Funds may realize capital gains or losses. Capital gains will be distributed annually to the shareholders. Capital losses cannot be distributed to shareholders but may be used to offset capital gains at the Fund level. See "Taxes" in the Prospectus and the Statement of Additional Information.

     The Adviser and related persons may from time to time, buy and sell for their own accounts, securities recommended to clients for purchase or sale. The Adviser recognizes that this practice may result in conflicts of interest. However, to minimize or eliminate such conflicts, a Code of Ethics has been adopted by the Adviser, which requires that all trading in securities suitable for purchase by client accounts must be approved in advance by a person familiar with purchase and sell orders or recommendations. Approval will be granted if the security has not been purchased or sold or recommended for purchase or sale on behalf of a client account within seven days, or if the security has been purchased or sold or recommended for purchase or sale by a client account, it is determined that the trading activity will not have a negative or appreciable impact on the price or market of the security, or the activity is of such a nature that it does not present the dangers or potential for abuses or likely to result in harm or detriment to a client account. At the end of each calendar quarter, all related personnel of the Adviser are required to file a report of all transactions entered into during the quarter. These reports are reviewed by a senior officer of the Adviser.

                         POTENTIAL CONFLICTS OF INTEREST

     The Adviser's affiliate, Van Eck Absolute Advisers, Inc. ("VEARA"), serves as the general partner of Van Eck Hard Assets L.P., a U.S. investment limited partnership which has an investment strategy substantially similar to that of the Hard Assets Fund. VEARA also serves as the adviser of the following funds established in various offshore jurisdictions: Van Eck Global Opportunity Fund (Offshore) Ltd. and Van Eck Global Distressed Debt Fund, Ltd. Additionally, VEARA serves as the general partner of Van Eck Global Opportunity Fund LP, Van Eck Hard Assets, L.P. and Van Eck Multi-Strategy Partners, LP, each a Delaware private investment partnership (together the "private funds"). VEARA is a wholly-owned subsidiary of Van Eck Associates Corp. Founded in 1955, the Adviser, Van Eck Associates Corp. is an investment adviser registered with the Securities and Exchange Commission which provides investment advisory services to the Van Eck mutual funds and the Trust. Further, the Adviser (and its principals, affiliates or employees) may serve as investment adviser or Adviser to other client accounts and conduct investment activities for their own accounts. The above listed entities and such other entities or accounts (the "Other Clients") may have investment objectives or may implement investment strategies similar to those of the Fund. Additionally, the private funds may also from time to time implement investment strategies which the Adviser decides are not advantageous to the Funds, and which may include transactions that are directly contrary to the positions taken by the Funds. These strategies may include, among others, short sales, long/short trading, pairs trading, as well as swaps and derivates trades.

                              TRUSTEES AND OFFICERS

     The Trustees and officers of the Trust, their address, position with the Trust, age and principal occupations during the past five years are set forth below. The Board of Trustees is responsible for supervising the operation of the Funds. It establishes the Funds' major policies, reviews investments, and provides guidelines to the Advisor and others who provide services to the Funds.

     The present members of the Audit Committee are Richard C. Cowell, David J. Olderman, Ralph F. Peters, and Richard D. Stamberger. This Committee met three times during the last fiscal year. The duties of this Committee include meeting with representatives of the Company's independent accountants to review fees, services, procedures, conclusions and recommendations of independent auditors and to discuss the Company's system of internal controls. Thereafter, the Committee reports to the Board of the Committee's findings and recommendations concerning internal accounting matters as well as its recommendation for retention or dismissal of the auditing firm.

     The present members of the Corporate Governance Committee of the Board of Trustees are Jeremy H. Biggs, Philip DeFeo and Ralph F. Peters. This Committee met once during the last fiscal year. The duties of this Committee include consideration of recommendations on nominations for Directors, review of the composition of the Board, and recommendations of meetings, compensation and similar corporate matters.

     The present members of the Executive Committee are John C. van Eck and Ralph F. Peters. This Committee met once during the last fiscal year. The duties of this Committee are to exercise the general powers of the Board of Trustees between meetings of the Board.

TRUSTEE'S/OFFICER'S
NAME, ADDRESS(1), AGE,                                               NUMBER OF
POSITION(S) HELD WITH                      PRINCIPAL               PORTFOLIOS IN
FUND AND LENGTH OF                       OCCUPATION(S)             FUND COMPLEX
SERVICE AS A VAN ECK                      DURING PAST                OVERSEEN               OTHER DIRECTORSHIPS
TRUSTEE(2):                               FIVE YEARS:               BY TRUSTEE:                    HELD:
------------------------------------------------------------------------------------------------------------------------

INDEPENDENT TRUSTEES:

John C. van Eck, CFA          Chairman, Van Eck                        12               Chairman of the Board
(87)+*                        Associates Corporation and former                         and President of two other
Chairman and Trustee          Director of Van Eck Securities                            investment companies
since 1985                    Corporation                                               advised by the Adviser
------------------------------------------------------------------------------------------------------------------------
Jan F. van Eck                Director, Van Eck Associates             12               Trustee of another investment
(39)+**                       Corporation; President and Director,                      company advised by the Adviser
Trustee since 2000            Van Eck Securities Corporation
                              and other affiliated companies;
                              President and Director, Van Eck
                              Capital, Inc.; President and
                              Director, Van Eck Absolute Return
                              Advisers Corporation
------------------------------------------------------------------------------------------------------------------------
Derek S. van Eck              President of Worldwide Hard Assets       12               Trustee of another
(37)+**                       Fund series and the Worldwide Real                        investment company
Trustee since 1999            Estate Fund series of Van Eck                             advised by the Adviser
                              Worldwide Insurance Trust and
                              the Global Hard Assets Fund series
                              of Van Eck Funds; Executive Vice
                              President, Director, Global Investments
                              and President and Director of Van Eck
                              Associates Corporation and
                              Executive Vice President and Director
                              of Van Eck Securities Corporation and
                              other affiliated companies.
------------------------------------------------------------------------------------------------------------------------
Jeremy H. Biggs               Vice Chairman, Director and Chief        12               Trustee of two investment
(67)++                        Investment Officer, Fiduciary Trust                       companies advised by the Adviser;
Trustee since 1990            Company International                                     Chairman, Davis Funds Group;
                                                                                        Treasurer and Director, Royal Oak
                                                                                        Foundation; Director, Union
                                                                                        Settlement Association; First Vice
                                                                                        President, Trustee and Chairman,
                                                                                        Finance Committee, St. James
                                                                                        School
------------------------------------------------------------------------------------------------------------------------
Richard C. Cowell             Private investor                         12               Trustee of another investment
(75)#                                                                                   company advised by the Adviser;
Trustee since 1985                                                                      Director, West Indies &
                                                                                        Caribbean Development Ltd.
------------------------------------------------------------------------------------------------------------------------
Philip D. DeFeo               Chairman, Pacific Stock Exchange;        12               Trustee of another investment
(57)++                        former President and CEO, Van Eck                         company advised by the Adviser
Trustee since 1998            Associates Corp. and subsidiaries
------------------------------------------------------------------------------------------------------------------------
David J. Olderman             Private investor                         12               Trustee of two other investment
(67)#                                                                                   companies advised by the
Trustee since 1994                                                                      Adviser
------------------------------------------------------------------------------------------------------------------------

TRUSTEE'S/OFFICER'S
NAME, ADDRESS(1), AGE,                                               NUMBER OF
POSITION(S) HELD WITH                      PRINCIPAL               PORTFOLIOS IN
FUND AND LENGTH OF                       OCCUPATION(S)             FUND COMPLEX
SERVICE AS A VAN ECK                      DURING PAST                OVERSEEN               OTHER DIRECTORSHIPS
TRUSTEE(2):                               FIVE YEARS:               BY TRUSTEE:                    HELD:
------------------------------------------------------------------------------------------------------------------------

INDEPENDENT TRUSTEES
(CONT'D):

Ralph F. Peters               Private investor                            12            Trustee of another investment
(74)*++                                                                                 company advised by the
Trustee since 1987                                                                      Adviser; Director, Sun Life
                                                                                        Insurance and Annuity Company
                                                                                        of New York; Director, U.S. Life
                                                                                        Income Fund, Inc.
------------------------------------------------------------------------------------------------------------------------
Richard D. Stamberger         President and CEO, SmartBrief.com           12            Trustee of two other investment
(44)#                                                                                   companies advised by the
Trustee since 1994                                                                      Adviser; Partner and Co-founder,
                                                                                        Quest Partners, LLC; Executive
                                                                                        Vice President, Chief Operating
                                                                                        Officer and Director of NuCable
                                                                                        Resources Corporation; Director,
                                                                                        India Capital Appreciation Fund
------------------------------------------------------------------------------------------------------------------------


TRUSTEE'S/OFFICER'S
NAME, ADDRESS(1), AGE,
POSITION(S) HELD WITH                      PRINCIPAL
FUND AND LENGTH OF                       OCCUPATION(S)
SERVICE AS A VAN ECK                      DURING PAST                                       OTHER DIRECTORSHIPS
TRUSTEE(2):                               FIVE YEARS:                                              HELD:
------------------------------------------------------------------------------------------------------------------------

OFFICERS:

Bruce J. Smith                Senior Vice President and Chief                           Officer of two other
(48)                          Financial Officer, Van Eck Associates                     investment companies
Officer since 1985            Corporation, Van Eck Securities Corporation               advised by the Adviser
                              and other affiliated companies
------------------------------------------------------------------------------------------------------------------------
Thomas H. Elwood              Vice President, Secretary and General                     Officer of two other
(55)                          Counsel, Van Eck Associates Corporation,                  investment companies
Officer since 1998            Van Eck Securities Corporation and                        advised by the Adviser
                              other affiliated companies
------------------------------------------------------------------------------------------------------------------------
Alex W. Bogaenko              Director of Portfolio Administration,                     Controller of two
(40)                          Van Eck Associates Corporation and                        other investment companies
Officer since 1997            Van Eck Securities Corporation                            advised by the Adviser
------------------------------------------------------------------------------------------------------------------------
Charles T. Cameron            Director of Trading, Van Eck                              Vice President of another
(43)                          Associates Corporation; Co-Portfolio                      investment company
Officer since 1996            Manager, Worldwide Bond Fund Series                       advised by the Adviser
------------------------------------------------------------------------------------------------------------------------
Susan C. Lashley              Vice President, Mutual Fund                               Vice President of two
(48)                          Operations, Van Eck Securities                            other investment companies
Officer since 1988            Corp. and Van Eck Associates Corp.                        advised by the Adviser
------------------------------------------------------------------------------------------------------------------------
Gregory F. Krenzer            President, Van Eck U.S. Government                        --
(31)                          Money Fund;  Portfolio  Manager,  U.S.
Officer since 1998            Government Money Fund; Co-Portfolio
                              Manager, Worldwide Bond Fund Series
------------------------------------------------------------------------------------------------------------------------

----------
(1) The address for each Trustee/Officer is 99 Park Avenue, 8th Floor, New York, NY 10016.

(2) Each trustee serves for an indefinite term, until his resignation, death or removal. Officers are elected yearly by the Trustees.

+ An "interested person" as defined in the 1940 Act. John C. van Eck, Jan van Eck and Derek van Eck are interested trustees as they own shares and are on the Board of Directors of the investment adviser.

* Member of Executive Committee--exercises general powers of Board of Trustees between meetings of the Board.

**   Son of Mr. John C. van Eck.

++   Member of the Corporate Governance Committee.

# Member of Audit Committee--reviews fees, services, procedures, conclusions and recommendations of independent auditors.

                             TRUSTEE SHARE OWNERSHIP

                                                      AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES
                                                        IN ALL REGISTERED INVESTMENT COMPANIES
                              DOLLAR RANGE OF                     OVERSEEN BY TRUSTEE
NAME OF TRUSTEE        EQUITY SECURITIES IN THE FUND         FAMILY OF INVESTMENT COMPANIES
---------------        -----------------------------  -------------------------------------------
John C. van Eck                    $0                               Over $100,000
Jan F. van Eck                      0                               Over $100,000
Derek S. van Eck                    0                               Over $100,000
Jeremy H. Biggs                     0                              $10,001-$50,000
Ralph F. Peters                     0                                 $1-10,000
David J. Olderman                   0                                   None
Richard D. Stamberger               0                                   None
Richard C. Cowell                   0                                   None
Philip D. DeFeo                     0                                   None


                             2002 COMPENSATION TABLE

                           AGGREGATE       PENSION OR RETIREMENT         TOTAL COMPENSATION
NAME OF PERSON           COMPENSATION    BENEFITS ACCRUED AS PART        FROM FUND AND FUND
POSITION                   FROM FUND         OF FUND EXPENSES       COMPLEX (a) PAID TO TRUSTEES
--------------           ------------    ------------------------   ----------------------------

INTERESTED

John C. van Eck               $0                    $0                           $0
Jan F. van Eck                $0                    $0                           $0
Derek S. van Eck              $0                    $0                           $0

INDEPENDENT

Jeremy H. Biggs               $0                  $14,904                      $33,500
Richard C. Cowell           $17,176                 $0                         $38,500
Philip D. DeFeo               $0                  $14,904                      $33,500
David J. Olderman           $17,176                 $0                         $38,500
Ralph F. Peters             $14,904                 $0                         $33,500
Richard D. Stamberger       $12,882               $4,294                       $38,500

----------
(a) The term "fund complex" refers to the Funds of the Trust and the series of the Van Eck Worldwide Insurance Trust, which are also managed by the Adviser. The Trustees are paid a fee for their services to the Trust. No other compensation, including pension or other retirement benefits, is paid to the Trustees by the fund complex.


     As of March 31, 2003, all of the Trustees and Officers of the Trust as a group owned the number of shares indicated of each Fund: 22,699 shares of Global Hard Assets Fund (Class A), equal to approximately 0.74% of shares outstanding; 54,510 shares of Emerging Markets Fund (Class A), equal to approximately 2.86% of shares outstanding; 1,649,004 shares of U.S. Government Money Fund, equal to approximately 3.96% of shares outstanding; 346,303 shares of International Investors Gold Fund (Class A), equal to approximately 1.30% of shares
outstanding;   20,353   shares  of  Asia   Dynasty  Fund  (Class  A),  equal  to
approximately 1.31% of shares outstanding. As of March 31, 2003, all of the Trustees and Officers as a group owned less than 2.77% of shares outstanding of each of the other Funds and Classes.

     As of July 31, 2003, the following persons owned of record 5% or more of the shares of the Fund(s) indicated below.

INTERNATIONAL INVESTORS GOLD FUND (CLASS A)                GLOBAL HARD ASSETS FUND (CLASS A)
-------------------------------------------                ---------------------------------
MLPF&S for the Sole Benefit of its             7.44%       Stichting Kas Giro                      6.09%
Customers                                                  Beleggingsrekening
Attn: Fund Administration                                  FBO Stichting Vermogensgiro
4800 Deer Lake Drive East, 2nd Floor                       Beleggingsrekening
Jacksonville, FL 32246-6484                                P.O. Box 24001, Dept. 24893
                                                           1000 DB Amsterdam, Netherlands

U.S. GOVERNMENT MONEY
---------------------                                      Muir & Co.                             13.26%
Edward M. Miller, Trustee                     10.39%       c/o Frost National Bank
Meridian Venture Partners I: Ltd.                          P.O. Box 2479
c/o Westwind Management                                    San Antonio, TX 78298-2479
232 E. High Street
Charlottesville, VA 22902-5178

                                                           GLOBAL HARD ASSETS (CLASS B)
Man Financial Inc.                            14.17%       ----------------------------
Customer Omnibus Account #4490                             MLPF&S for the Sole Benefit            24.91%
440 S. LaSalle Street, 20th Floor                          of its Customers
Chicago, IL 60605                                          Attn: Fund Administration
                                                           4800 Deer Lake Drive East, 3rd Floor
                                                           Jacksonville, FL 32246-6484
Rey Group Investors LP                         5.66%
PO Box 5485
Beverly Farms, MA 01915-0519                               GLOBAL HARD ASSETS (CLASS C)
                                                           ----------------------------
Attn Mutual Funds                              5.29%       MLPF&S for the Sole Benefit            13.52%
Fiserve Securities Inc.                                    of its Customers
FAO 12005321                                               Attn: Fund Administration
One Commerce Square                                        4800 Deer Lake Drive East, 3rd Floor
2005 Market Street, Suite 1200                             Jacksonville, FL 32246-6484
Philadelphia, PA 19103-7008
                                                           Raymond James & Associates, Inc.        5.26%
Attn Mutual Funds                              5.09%       FBO Mondo International
Fiserv Securities Inc.                                     BIN# 43521769
FAQ 12005378                                               880 Carillon Parkway
One Commerce Square                                        St. Petersburg, FL 33716-1100
2005 Market Street, Suite 1200
Philadelphia, PA 19103-7008


ASIA DYNASTY FUND (CLASS A)
---------------------------
Charles Schwab & Co., Inc.                    12.93%
Special Custody Acct. FBBO
Customers Inst'l OneSource
Attn: Mutual Funds
101 Montgomery Street
San Francisco, CA 94104-4122

MLPF&S for the Sole Benefit of its            12.30%
Customers
Attn: Fund Administration
4800 Deer Lake Dr. East, 3rd Floor
Jacksonville, FL 32246-6484


ASIA DYNASTY FUND (CLASS B)
---------------------------
MLPF&S for the Sole Benefit                   36.67%
of its Customers
Attn: Fund Administration
4800 Deer Lake Dr. East, 3rd Floor
Jacksonville, FL 32246-6484

                               VALUATION OF SHARES

     The net asset value per share of each of the Funds is computed by dividing the value of all of a Fund's securities plus cash and other assets, less liabilities, by the number of shares outstanding. The net asset value per share is computed as of the close of the New York Stock Exchange, Monday through Friday, exclusive of national business holidays. The Funds will be closed on the following national business holidays: New Year's Day, Martin Luther King Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas. The net asset values need not be computed on a day in which no orders to purchase, sell or redeem shares of the Funds have been received.

     Dividends paid by a Fund with respect to Class A, Class B and Class C shares will be calculated in the same manner, at the same time and on the same day and will be in the same amount, except that the higher distribution services fee and any incremental transfer agency costs relating to Class B or Class C shares will be borne exclusively by that Class. The Trustees have determined that currently no conflict of interest exists between the Class A and Class B shares or Class A and Class C shares. On an ongoing basis, the Board of Trustees, pursuant to their fiduciary duties under the 1940 Act and state laws, will seek to ensure that no such conflict arises.

     Shares of International Investors Gold Fund-A, Global Hard Assets Fund-A, Asia Dynasty Fund-A, and Emerging Markets Fund-A are sold at the public offering price, which is determined once each day the Funds are open for business and is the net asset value per share plus a sales charge in accordance with the schedule set forth in the Prospectus. Shares of the U.S. Government Money Fund are sold without a sales charge. Shares of Asia Dynasty Fund-B, and Global Hard Assets Fund-B are sold with a contingent deferred sales charge. Shares of Global Hard Assets Fund were sold with a redemption fee.

     Set forth below is an example of the computation of the public offering price for shares of the International Investors Gold Fund-A, Asia Dynasty Fund-A, Global Hard Assets Fund-A and Emerging Markets Fund-A on December 31, 2002, under the then-current maximum sales charge:

                                      INTERNATIONAL       ASIA        GLOBAL
                                        INVESTORS        DYNASTY       HARD       EMERGING MARKETS
                                       GOLD FUND-A       FUND-A      ASSETS-A          FUND-A
                                     ---------------   ----------   -----------   ----------------
Net asset value and repurchase            $8.30           $5.73       $12.77            $4.85
price per share on $.001 par
value capital shares outstanding

Maximum sales charge (as                   0.51            0.35         0.78             0.30
described in the Prospectus)

Maximum offering price per share          $8.81           $6.08       $13.55            $5.15

     In determining whether a contingent deferred sales charge is applicable to a redemption of Class B shares or a redemption charge is applicable to Class C shares, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore, it will be assumed that the redemption is first of any Class A shares in the shareholder's Fund account (unless a specific request is made to redeem a specific class of shares), second of Class B shares held for over six years, Class C shares held for over one year, shares attributable to appreciation or shares acquired pursuant to reinvestment, and third of any Class C shares or Class B held longest during the applicable period.

     To provide two examples, assume an investor purchased 100 Class B shares of Global Hard Assets Fund at $10 per share (at a cost of $1,000) and in the second year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his first redemption of 50 shares (proceeds $600), 10 shares or $120 will not be subject to charge because of dividend reinvestment. With respect to the remaining 40 shares, the charge is not applied to the $80 attributable to appreciation, but is applied only to the original cost of $10 per share, and not to the increase in net asset value of $2 per share. Therefore, $200 of the $600 redemption proceeds will be charged at a rate of 4% (the applicable rate in the second year after purchase). Instead, assume an investor purchased 100 Class C shares of Global Hard Assets Fund at $10 per share (at a cost of $1,000) and six months after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his first redemption of 50 shares (proceeds $600), 10 shares or $120 will not be subject to charge because of dividend reinvestment. With respect to the remaining 40 shares, the charge is not applied to the $80 attributable to appreciation but is applied only to the original cost of $10 per share, and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 1%.

     The value of a financial futures or commodity futures contract equals the unrealized gain or loss on the contract that is determined by marking it to the current settlement price for a like contract acquired on the day on which the commodity futures contract is being valued. A settlement price may not be used if the market makes a limit move with respect to a particular commodity. Securities or futures contracts for which market quotations are readily available are valued at market value, which is currently determined using the last reported sale price. If no sales are reported as in the case of most securities traded over-the-counter, securities are valued at the mean of their bid and asked prices at the close of trading on the New York Stock Exchange (the "Exchange"). In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Short-term investments having a maturity of 60 days or less are valued at amortized cost, which approximates market. Options are valued at the last sales price, unless the last sales price does not fall within the bid and ask prices at the close of the market, in which case the mean of the bid and ask prices is used. All other securities are valued at their fair value as determined in good faith by the Trustees. Foreign securities or futures contracts quoted in foreign currencies are valued at appropriately translated foreign market closing prices or as the Board of Trustees may prescribe.

     Generally, trading in foreign securities and futures contracts, as well as corporate bonds, United States government securities and money market instruments, is substantially completed each day at various times prior to the close of the Exchange. The values of such securities used in determining the net asset value of the shares of the Funds may be computed as of such times. Foreign currency exchange rates are also generally determined prior to the close of the Exchange. Events affecting the value of such securities and such exchange rates often occur between such times and the close of the Exchange which will not be reflected in the computation of the Fund's net asset values. If events affecting the value of such securities occur during such period, such that the closing price does not reflect the value of such securities, then these securities will be valued at their fair value.


U.S. GOVERNMENT MONEY FUND

     It is the policy of the U.S. Government Money Fund to use its best efforts to maintain a constant per share price equal to $1.00.

     The portfolio instruments of the U.S. Government Money Fund are valued on the basis of amortized cost. This involves valuing an instrument at its cost initially and, thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

     The valuation of the Fund's portfolio instruments based upon their amortized cost and simultaneous maintenance of the Fund's per share net asset value at $1.00 are permitted by a rule adopted by the Securities and Exchange Commission. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of thirteen months or less, and invest only in securities determined by the Trustees to be of high quality with minimal credit risks. In accordance with the rule, the Trustees have established procedures designed to stabilize, to the extent reasonably practicable, the Fund's price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures include review of the Fund's portfolio holdings by the Trustees, at such intervals as they may deem appropriate, to determine whether the net asset value of the Fund calculated by using available market quotations or market equivalents deviates from $1.00 per share based on amortized cost. The rule also provides that the extent of any deviation between the Fund's net asset value based upon available market quotations or market equivalents and $1.00 per share net asset value based on amortized cost must be examined by the Trustees. In the event the Trustees determine that a deviation exists which may result in material dilution or is otherwise unfair to investors or existing shareholders, they must cause the Fund to take such corrective action as they regard as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or establishing a net asset value per share by using available market quotations.

                               EXCHANGE PRIVILEGE

     Class A, Class B and Class C shareholders of a Fund may exchange their shares for shares of the same class of other funds in the Van Eck Global Family of Funds. The Exchange Privilege will not be available if the proceeds from a redemption of shares of a Fund whose shares qualify are paid directly to the shareholder. The Exchange Privilege is not available for shares which are not on deposit with DST or State Street Bank and Trust Company ("SSBT"), or shares which are held in escrow pursuant to a Letter of Intent. If certificates representing shares of a Fund accompany a written exchange request, such shares will be deposited into an account with the same registration as the certificates upon receipt by DST.

     The Funds each reserve the right to (i) charge a fee of not more than $5.00 per exchange payable to a Fund or charge a fee reasonably intended to cover the costs incurred in connection with the exchange; (ii) establish a limit on the number and amount of exchanges made pursuant to the Exchange Privilege and (iii) terminate the Exchange Privilege without written notice. In the event of such termination, shareholders who have acquired their shares pursuant to the Exchange Privilege will be afforded the opportunity to re-exchange such shares for shares of the Fund originally purchased without sales charge, for a period of not less than three (3) months.

     By exercising the Exchange Privilege, each shareholder whose shares are subject to the Exchange Privilege will be deemed to have agreed to indemnify and hold harmless the Trust and each of its series, their investment adviser, sub-investment adviser (if any), distributor, transfer agent, SSBT and the officers, directors, employees and agents thereof against any liability, damage, claim or loss, including reasonable costs and attorneys' fees, resulting from acceptance of, or acting or failure to act upon, or acceptance of unauthorized instructions or non-authentic telephone instructions given in connection with, the Exchange Privilege, so long as reasonable procedures are employed to confirm the authenticity of such communications. (For more information on the Exchange Privilege, see the Prospectus).

                               INVESTMENT PROGRAMS

     DIVIDEND REINVESTMENT PLAN. Reinvestments of dividends of the Funds, except for U.S. Government Money Fund, will occur on a date selected by the Board of Trustees. Reinvestment of U.S. Government Money Fund will occur on the last day of the month.

     AUTOMATIC EXCHANGE PLAN. Investors may arrange under the Exchange Plan to have DST collect a specified amount once a month or quarter from the investor's account in one of the Funds and purchase full and fractional shares of another Fund at the public offering price next computed after receipt of the proceeds. Further details of the Automatic Exchange Plan are given in the application which is available from DST or the Funds. This does not apply to Class B or Class C shares.

     An investor should realize that he is investing his funds in securities subject to market fluctuations, and accordingly the Automatic Exchange Plan does not assure a profit or protect against depreciation in declining markets. The Automatic Exchange Plan contemplates the systematic purchase of securities at regular intervals regardless of price levels.

     The expenses of the Automatic Exchange Plan are general expenses of a Fund and will not involve any direct charge to the participating shareholder. The Automatic Exchange Plan is completely voluntary and may be terminated on fifteen days' notice to DST.

     AUTOMATIC INVESTMENT PLAN. Investors may arrange under the Automatic Investment Plan to have DST collect a specified amount once a month or quarter from the investor's checking account and purchase full and fractional shares of a Fund at the public offering price next computed after receipt of the proceeds. Further details of the Automatic Investment Plan are given in the application which is available from DST or the Funds.

     An investor should realize that he is investing his funds in securities subject to market fluctuations, and accordingly the Automatic Investment Plan does not assure a profit or protect against depreciation in declining markets. The Automatic Investment Plan contemplates the systematic purchase of securities at regular intervals regardless of price levels.

     The expenses of the Automatic Investment Plan are general expenses of a Fund and will not involve any direct charge to the participating shareholder. The Automatic Investment Plan is completely voluntary. The Automatic Investment Plan may be terminated on thirty days' notice to DST.

     AUTOMATIC WITHDRAWAL PLAN. The Automatic Withdrawal Plan is designed to provide a convenient method of receiving fixed redemption proceeds at regular intervals from shares of a Fund deposited by the investor under this Plan. This Plan is not available to Class B or Class C shareholders. Further details of the Automatic Withdrawal Plan are given in the application, which is available from DST or the Funds.

     In order to open an Automatic Withdrawal Plan, the investor must complete the Application and deposit or purchase for deposit, with DST, the agent for the Automatic Withdrawal Plan, shares of a Fund having a total value of not less than $10,000 based on the offering price on the date the Application is accepted.

     Income dividends and capital gains distributions on shares under an Automatic Withdrawal Plan will be credited to the investor's Automatic Withdrawal Plan account in full and fractional shares at the net asset value in effect on the reinvestment date.

     Periodic checks for a specified amount will be sent to the investor, or any person designated by him, monthly or quarterly (January, April, July and October). A Fund will bear the cost of administering the Automatic Withdrawal Plan.

     Redemption of shares of a Fund deposited under the Automatic Withdrawal Plan may deplete or possibly use up the initial investment plus income dividends and distributions reinvested, particularly in the event of a market decline. In addition, the amounts received by an investor cannot be considered an actual yield or income on his investment, since part of such payments may be a return of his capital. The redemption of shares under the Automatic Withdrawal Plan may give rise to a taxable event.

     The maintenance of an Automatic Withdrawal Plan concurrently with purchases of additional shares of a Fund would be disadvantageous because of the sales charge payable with respect to such purchases. An investor may not have an Automatic Withdrawal Plan in effect and at the same time have in effect an Automatic Investment Plan or an Automatic Exchange Plan. If an investor has an Automatic Investment Plan or an Automatic Exchange Plan, such service must be terminated before an Automatic Withdrawal Plan may take effect.

     The Automatic Withdrawal Plan may be terminated at any time (1) on 30 days notice to DST or from DST to the investor, (2) upon receipt by DST of appropriate evidence of the investor's death or (3) when all shares under the Automatic Withdrawal Plan have been redeemed. Upon termination, unless otherwise requested, certificates representing remaining full shares, if any, will be delivered to the investor or his duly appointed legal representatives.

                                      TAXES

TAXATION OF THE FUND--IN GENERAL

     Each of the Funds intends to continue to qualify and elect to be treated each taxable year as a "regulated investment company" under Subchapter M of the Code. To so qualify, each Fund must, among other things, (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and (b) satisfy certain diversification requirements.

     As a regulated investment company, a Fund will not be subject to federal income tax on its net investment income and capital gain net income (capital gains in excess of its capital losses) that it distributes to shareholders if at least 90% of its net investment income and short-term capital gains for the taxable year are distributed. However, if for any taxable year a Fund does not satisfy the requirements of Subchapter M of the Code, all of its taxable income will be subject to tax at regular corporate rates without any deduction for distribution to shareholders, and such distributions will be taxable to shareholders as ordinary income to the extent of the Fund's current or accumulated earnings or profits.

     Each Fund will be liable for a nondeductible 4% excise tax on amounts not distributed on a timely basis in accordance with a calendar year distribution requirement. To avoid the tax, during each calendar year the Fund must distribute, or be deemed to have distributed, (i) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (ii) at least 98% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the twelve month period ending on October 31 (or December 31, if the Fund so elects), and (iii) all ordinary income and capital gains for previous years that were not distributed during such years. For this purpose, any income or gain retained by the Fund that is subject to corporate tax will be considered to have been distributed by year-end. The Funds intend to make sufficient distributions to avoid this 4% excise tax.


TAXATION OF THE FUNDS' INVESTMENTS

     ORIGINAL ISSUE DISCOUNT. For federal income tax purposes, debt securities purchased by the Funds may be treated as having an original issue discount. Original issue discount represents interest for federal income tax purposes and can generally be defined as the excess of the stated redemption price at maturity of a debt obligation over the issue price. Original issue discount is treated for federal income tax purposes as income earned by the Funds, whether or not any income is actually received, and therefore is subject to the distribution requirements of the Code. Generally, the amount of original issue discount included in the income of the Funds each year is determined on the basis of a constant yield to maturity which takes into account the compounding of accrued interest.

     Debt securities may be purchased by the Funds at a discount which exceeds the original issue discount remaining on the securities, if any, at the time the Funds purchased the securities. This additional discount represents market discount for income tax purposes. In the case of any debt security issued after July 18, 1984, having a fixed maturity date of more than one year from the date of issue and having market discount, the gain realized on disposition will be treated as interest to the extent it does not exceed the accrued market discount on the security (unless the Funds elect to include such accrued market discount in income in the tax year to which it is attributable). Generally, market discount is accrued on a daily basis. The Funds may be required to capitalize, rather than deduct currently, part or all of any direct interest expense incurred or continued to purchase or carry any debt security having market discount, unless they make the election to include market discount currently. Because the Funds must include original issue discount in income, it will be more difficult for the Funds to make the distributions required for them to maintain their status as a regulated investment company under Subchapter M of the Code or to avoid the 4% excise tax described above.

     OPTIONS AND FUTURES TRANSACTIONS. Certain of the Funds' investments may be subject to provisions of the Code that (i) require inclusion of unrealized gains or losses in the Funds' income for purposes of the 90% test, the excise tax and the distribution requirements applicable to regulated investment companies, (ii) defer recognition of realized losses, and (iii) characterize both realized and unrealized gain or loss as short-term or long-term gain or loss. Such provisions generally apply to options and futures contracts. The extent to which the Funds make such investments may be materially limited by these provisions of the Code.

     FOREIGN CURRENCY TRANSACTIONS. Under Section 988 of the Code, special rules are provided for certain foreign currency transactions. Foreign currency gains or losses from foreign currency contracts (whether or not traded in the interbank market), from futures contracts that are not "regulated futures contracts," and from unlisted or equity options are treated as ordinary income or loss under Section 988. The Funds may elect to have foreign currency-related regulated futures contracts and listed non-equity options subject to ordinary income or loss treatment under Section 988. In addition, in certain circumstances, the Funds may elect short term capital gain or loss for foreign currency transactions. The rules under Section 988 may also affect the timing of income recognized by the Funds.


TAXATION OF THE SHAREHOLDERS

     Distributions of net investment income and the excess of net short-term capital gain over net long-term capital loss are taxable as ordinary income to shareholders. Distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss) are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Fund have been held by such shareholders. Any loss realized upon a taxable disposition of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by shareholders during such period.

     Distributions of net investment income and capital gain net income will be taxable as described above whether received in cash or reinvested in additional shares. When distributions are received in the form of shares issued by the Funds, the amount of the distribution deemed to have been received by participating shareholders is the fair market value of the shares received rather than the amount of cash which would otherwise have been received. In such case, participating shareholders will have a basis for federal income tax purposes in each share received from the Funds equal to the fair market value of such share on the payment date.

     Distributions by the Funds result in a reduction in the net asset value of the Funds' shares. Should a distribution reduce the net asset value below a shareholder's cost basis, such distribution nevertheless would be taxable to the shareholder as ordinary income or long-term capital gain as described above, even though, from an investment standpoint, it may constitute a partial return of capital. In particular, investors should be careful to consider the tax implications of buying shares just prior to a distribution. The price of shares purchased at that time includes the amount of any forthcoming distribution. Those investors purchasing shares just prior to a distribution will then receive a return of their investment upon distribution which will nevertheless be taxable to them.

     If a shareholder (i) incurs a sales load in acquiring shares in the Funds, and (ii) by reason of incurring such charge or making such acquisition acquires the right to acquire shares of one or more regulated investment companies without the payment of a load or with the payment of a reduced load ("reinvestment right"), and (iii) disposes of the shares before the 91st day after the date on which the shares were acquired, and (iv) subsequently acquires shares in that regulated investment company or in another regulated investment company and the otherwise applicable load charge is reduced pursuant to the reinvestment right, then the load charge will not be taken into account for purposes of determining the shareholder's gain or loss. To the extent such charge is not taken into account in determining the amount of gain or loss, the charge will be treated as incurred in connection with the subsequently acquired shares and will have a corresponding effect on the shareholder's basis in such shares.

     Income received by the Funds may give rise to withholding and other taxes imposed by foreign countries. If more than 50% of the value of the Funds' assets at the close of a taxable year consists of securities of foreign corporations, the Funds may make an election that will permit an investor to take a credit (or, if more advantageous, a deduction) for foreign income taxes paid by the Funds, subject to limitations contained in the Code. As an investor, you would then include in gross income both dividends paid to you and the foreign taxes paid by the Funds on their foreign investments.

     The Funds cannot assure investors that they will be eligible for the foreign tax credit. The Funds will advise shareholders annually of their share of any creditable foreign taxes paid by the Funds.

     The Funds may be required to withhold federal income tax at a current rate of 30% from dividends payed to any shareholder who fails to furnish a certified taxpayer identification number ("TIN") or who fails to certify that he or she is exempt from such withholding or who the Internal Revenue Service notifies the Funds as having provided the Funds with an incorrect TIN or failed to properly report interest or dividends for federal income tax purposes. Any such withheld amount will be fully creditable on the shareholder's individual federal income tax return.

     The foregoing discussion is a general summary of certain of the current federal income tax laws affecting the Funds and investors in the shares. The discussion does not purport to deal with all of the federal income tax consequences applicable to the Funds, or to all categories of investors, some of which may be subject to special rules. Investors should consult their own advisors regarding the tax consequences, including state and local tax consequences, to them of investment in the Funds.

                               REDEMPTIONS IN KIND

     Each Fund has elected to have the ability to redeem its shares in kind, committing itself to pay in cash all requests for redemption by any shareholder of record limited in amount with respect to each shareholder of record during any ninety-day period to the lesser of (i) $250,000 or (ii) 1% of the net asset value of such company at the beginning of such period.

                                   PERFORMANCE

U.S. GOVERNMENT MONEY FUND

     The U.S. Government Money Fund may advertise performance in terms of yield based on a seven-day yield or an effective yield. Seven-day yield is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365/7) with the resulting yield figure carried to at least the nearest hundredth of one percent.

     Effective yield quotation is based on the seven days ended on the date of the calculation and is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula: EFFECTIVE YIELD = [(BASE PERIOD RETURN + 1)365/7]-1 with the resulting yield figure carried to at least the nearest hundredth of one percent.

     In calculating yield or effective yield quotations, the net change in an account value includes: (a) the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares; (b) all fees, other than nonrecurring account or sales charges, that are charged to all shareholder accounts in proportion to the length of the base period. The calculation excludes realized gains and losses from the sale of securities and unrealized appreciation and depreciation.

     The seven day average yield and average thirty-day  effective yield for the
U.S.   Government  Money  Fund  at  December  31,  2002  was  0.07%  and  0.09%,
respectively.

     ASIA DYNASTY FUND, EMERGING MARKETS FUND, GLOBAL HARD ASSETS FUND AND INTERNATIONAL INVESTORS GOLD FUND

     The above Funds may advertise performance in terms of average annual total return for 1, 5 and 10 year periods, or for such lesser periods as any of such Funds have been in existence. Average annual total return is computed by finding the average annual compounded rates of return over the periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                            n
                      P(1+T)  = ERV

            Where:    P =    hypothetical initial payment of $10,000
                      T =    average annual total return
                      n =    number of years
                      ERV =  ending redeemable value of a hypothetical
                             $10,000 payment made at the beginning of the 1, 5, or 10 year periods at the end of the year or period;

     The calculation assumes the maximum sales load (or other charges deducted from payments) is deducted from the initial $10,000 payment and assumes all dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period, and includes all recurring fees that are charged to all shareholder accounts. Certain expenses were subsidized/waived; returns would be lower without those reimbursements.

     Average Annual Total Return for the Period ended December 31, 2002 (after maximum sales charge).

FUND                                       1 YEAR       5 YEARS     10 YEARS       LIFE
-----                                     --------      -------     --------      -------

Asia Dynasty Fund (Class A)               (18.02)%      (2.43)%        --         (1.48)%
Asia Dynasty Fund (Class B)               (18.22)       (2.29)         --         (3.42)
Emerging Markets Fund (Class A)           (29.30)       (8.45)         --         (0.94)
Global Hard Assets Fund (Class A)           0.63        (4.56)         --          5.65
Global Hard Assets Fund (Class B)           0.93        (4.44)         --          2.13
Global Hard Assets Fund (Class C)           4.73        (4.03)         --          5.98
International Investors Gold Fund
  (Class A)                                79.44         5.43        3.81%         9.33

     The Asia Dynasty Fund, Global Hard Assets Fund, International Investors Gold Fund and Emerging Markets Fund may advertise performance in terms of a 30-day yield quotation. The 30-day yield quotation is computed by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the period, according to the following formula:

                     YIELD = 2[(A-B/CD + 1)6-1]

           Where:    A  =   dividends and interest earned during the period
                     B  =   expenses accrued for the period (net of
                            reimbursement)
                     C  =   the average daily number of shares outstanding
                            during the period that was entitled to receive
                            dividends
                     D  =   the maximum offering price per share on the last
                            day of the period after adjustment for payment of dividends within 30 days thereafter

     The Asia Dynasty Fund, Global Hard Assets Fund, International Investors Gold Fund and Emerging Markets Fund may also advertise performance in terms of aggregate total return. Aggregate total return for a specified period of time is determined by ascertaining the percentage change in the net asset value of shares of the Fund initially acquired assuming reinvestment of dividends and distributions and without giving effect to the length of time of the investment according to the following formula:

                     [(B-A)/A](100) = ATR

           Where:    A =     initial investment
                     B =     value at end of period
                     ATR =   aggregate total return

     The calculation assumes the maximum sales charge is deducted from the initial $10,000 payment and assumes all distributions by the Funds are reinvested at the price stated in the Prospectus on the reinvestment dates during the period, and includes all recurring fees that are charged to all shareholder accounts. Certain expenses were subsidized/waived; returns would be lower without those reimbursements.

     Aggregate Total Return for the period ended December 31, 2002 (after maximum sales charge).

FUND                                     1 YEAR        5 YEARS      10 YEARS       LIFE
-----                                   --------      --------      --------      -------

Asia Dynasty Fund (Class A)              (18.02)%      (11.56)%        --         (13.58)%
Asia Dynasty Fund (Class B)              (18.22)       (10.92)         --         (27.70)
Emerging Markets Fund (Class A)          (29.30)       (35.70)         --          (8.20)
Global Hard Assets Fund (Class A)          0.63        (20.82)         --          56.55
Global Hard Assets Fund (Class B)          0.93        (20.30)         --          15.16
Global Hard Assets Fund (Class C)          4.73        (18.58)         --          60.65
International Investors Gold Fund
  (Class A)                               79.44         30.28       45.28%      6,527.63

     Average Annual Total Return (After Taxes on Distributions) Quotation. For the 1-, 5-, and 10-year periods ended on the date of the most recent balance sheet included in the registration statement (or for the periods the Fund has been in operation), calculate the Fund's average annual total return (after taxes on distributions) by finding the average annual compounded rates of return over the 1-, 5-, and 10-year periods (or for the periods of the Fund's operations) that would equate the initial amount invested to the ending value, according to the following formula:

                           n
                     P(1+T)  = ATVD

           Where:    P =     a hypothetical initial payment of $10,000.
                     T =     average annual total return (after taxes on
                             distributions).
                     n =     number of years.
                     ATV  =  ending value of a hypothetical $10,000 payment made
                        D    at the beginning of the 1-, 5-, or 10-year periods
                             at the end of the 1-, 5-, or 10-year periods (or fractional portion), after taxes on fund distributions but not after taxes on redemption.

     Average Annual Total Return (After Taxes on Distributions and Redemption) Quotation. For the 1-, 5-, and 10-year periods ended on the date of the most recent balance sheet included in the registration statement (or for the periods the Fund has been in operation), calculate the Fund's average annual total return (after taxes on distributions and redemption) by finding the average annual compounded rates of return over the 1-, 5-, and 10-year (or for the periods of the Fund's operations) that would equate the initial amount invested to the ending value, according to the following formula:

                         n
                   P(1+T)  = ATVDR

         Where:    P =       a hypothetical initial payment of $10,000.
                   T =       average annual total return (after taxes on
                             distributions and redemptions).
                   n =       number of years.
                   ATV   =   ending value of a hypothetical $10,000 payment made
                      DR     at the beginning of the 1-, 5-, or 10-year periods
                             at the end of the 1-, 5-, or 10-year periods (or fractional portion), after taxes on fund distributions and redemption.



ADVERTISING PERFORMANCE

     As discussed in the Funds' Prospectus, the Funds may quote performance results from recognized publications which monitor the performance of mutual funds, and the Funds may compare their performance to various published historical indices. These publications are listed in Part B of the Appendix. In addition, the Funds may quote and compare their performance to the performance of various economic and market indices and indicators, such as the S&P 500, Financial Times Gold Mine Index, Morgan Stanley Capital International Europe, Australia, Far East Index, Salomon Smith Barney World Property Equity Index, Morgan Stanley Capital International Emerging Markets Free Index, Morgan Stanley Capital International World Index, Morgan Stanley Capital International Real Estate Index, NAREIT Equity Index, Morgan Stanley REIT Index, Morgan Stanley Capital International Far East (ex-Japan) Free Index, Salomon Smith Barney World Government Bond Index, Goldman Sachs Commodities Index, Goldman Sachs Natural Resources Index, Philadelphia Stock Exchange Gold and Silver (XAU) Index, and GDP data. Descriptions of these indices are provided in Part B of the Appendix.

                             ADDITIONAL INFORMATION

     CUSTODIAN. State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110 is the custodian of the Trust's portfolio securities, cash, coins and bullion. The Custodian is authorized, upon the approval of the Trust, to establish credits or debits in dollars or foreign currencies with, and to cause portfolio securities of a Fund to be held by its overseas branches or subsidiaries, and foreign banks and foreign securities depositories which qualify as eligible foreign custodians under the rules adopted by the Securities and Exchange Commission.

     TRANSFER AGENT. DST Systems, Inc., 210 West 10th Street, Kansas City, MO 64105 serves as transfer agent for the Trust.

     INDEPENDENT AUDITORS. Ernst & Young LLP, Five Times Square, New York, NY 10036 serves as independent auditors for the Trust.

     COUNSEL. Goodwin Procter, LLP, Exchange Place, Boston, MA 02109 serves as counsel to the Trust.

                              FINANCIAL STATEMENTS

     The financial statements for the fiscal year ended December 31, 2002 of Asia Dynasty Fund, Emerging Markets Fund, Global Hard Assets Fund, International Investors Gold Fund, and U.S. Government Money Fund are hereby incorporated by reference from the Funds' Annual Reports to Shareholders, which are included at no charge upon written or telephone request to the Trust at the address or telephone numbers set forth on the first page of this Statement of Additional Information.

                                    APPENDIX

PART A.

CORPORATE BOND RATINGS

DESCRIPTION OF MOODY'S INVESTORS SERVICE, INC. CORPORATE BOND RATINGS:

Aaa--Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors given security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa--Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured.

Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody's applies the numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through B. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.


DESCRIPTION OF STANDARD & POOR'S CORPORATION CORPORATE BOND RATINGS:

AAA--Bonds   rated  AAA  have  the  highest  rating  assigned  by  S&P  to  debt obligations. Capacity to pay interest and repay principal is extremely strong.

AA--Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

A--Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB--Bonds rated BBB are regarding as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

PREFERRED STOCK RATINGS

MOODY'S INVESTORS SERVICE, INC. DESCRIBES ITS PREFERRED STOCK RATINGS AS:

aaa--An issue which is rated aaa is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of convertible preferred stocks.

aa--An issue which is rated aa is considered a high-grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

a--An issue which is rated a is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the aaa and aa classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa--An issue which is rated baa is considered to be medium-grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba--An issue which is rated ba is considered to have speculative elements, and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safe-guarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b--An Issue which is rated b generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa--An issue which is rated caa is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payment.

ca--An issue which is rated ca is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

c--This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


STANDARD & POOR'S CORPORATION DESCRIBES ITS PREFERRED STOCK RATINGS AS:

AAA--This is the highest rating that may be assigned by Standard & Poor's to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

AA--A preferred stock issue rated AA also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated AAA.

A--An issue rated A is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effect of changes in circumstances and economic conditions.

BBB--An issue rated BBB is regarded as backed by an adequate capacity to play the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the A category.

BB, B, CCC--Preferred stocks rated BB, B, and CCC are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay preferred stock obligations. BB indicates the lowest degree of speculation and CCC the highest degree of speculation. While such issues will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

SHORT-TERM DEBT RATINGS

DESCRIPTION OF MOODY'S SHORT-TERM DEBT RATINGS:

Prime-1--Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries, higher rates of return of funds employed, conservative capitalization structure with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges, high internal cash generation, well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2--Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected be external conditions. Ample alternate liquidity is maintained.

Prime-3--Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime--Issuers rated Not Prime do not fall within any of the Prime rating categories.


DESCRIPTION OF STANDARD & POOR'S SHORT-TERM DEBT RATINGS:

A-1--This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2--Capacity   for  timely   payment  on  issues  with  this   designation   is
satisfactory. However, the relative degree of safety is not as high as for issues designated `A-1'.

A-3--Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B--Issues rated B are regarded as having only speculative capacity for timely payment.

C--This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D--Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

                                     PART B

     The publications and services from which the Funds will quote performance are: Micropal, Ltd. (an international investment fund information service), Fortune, Changing Times, Money, U.S. News & World Report, Money Fund Scorecard, Morningstar, Inc., Business Week, Institutional Investor, The Wall Street Journal, Wall Street Transcripts, New York Post, Investment Company Institute publications, The New York Times, Barron's, Forbes magazine, Research magazine, Donaghues Money Fund Report, Donaghue's Money Letter, The Economist, FACS, FACS of the Week, Financial Planning, Investment Daily, Johnson's Charts, Mutual Fund Profiles (S&P), Powell Monetary Analysis, Sales & Marketing Management Magazine, Life magazine, Black Enterprise, Fund Action, Speculators Magazine, Time, NewsWeek, U.S.A Today, Wiesenberger Investment Service, Mining Journal Quarterly, Mining Journal Weekly, Northern Miner, Gold Gazette, George Cross Newsletter, Engineering and Mining Journal, Weekly Stock Charts-Canadian Resources, Jeweler's Circular Keystone, Financial Times, Journal of Commerce, Mikuni's Credit Ratings, Money Market Directory of Pension Funds, Oil and Gas Journal, Pension Funds and Their Advisers, Investment Company Data, Inc., Mutual Funds Almanac, Callan Associates, Inc., Media General Financial Services, Financial World, Pensions & Investment Age, Registered Investment Advisors, Aden Analysis, Baxter Weekly, Congressional Yellow Book, Crain's New York Business, Survey of Current Business, Treasury Bulletin, U.S. Industrial Outlook, Value Line Survey, Bank Credit Analyst, S&P Corporation Records, Euromoney, Moody's, Investment Dealer's Digest, Financial Mail, Financial Post, Futures, Grant's Interest Rate Observer, Institutional Investor, International Currency Review, International Bank Credit Analyst, Investor's Daily, German Business Weekly, GATT Trade Annual Report, and Dimensional Fund Advisers, Inc.

                            MARKET INDEX DESCRIPTIONS

     MORGAN STANLEY CAPITAL INTERNATIONAL EMERGING MARKETS FREE INDEX: A market capitalization-weighted index that captures 60% of the publicly traded equities in each industry for approximately 25 emerging markets. "Free" indicates that the Index includes only those securities available to foreign (e.g., U.S.) investors.

     MORGAN STANLEY CAPITAL INTERNATIONAL EAFE INDEX (US$ TERMS): An arithmetic, market value-weighted Index that monitors the performance of stocks from Europe, Asia and the Far East. The Index is calculated on a total return basis, which includes reinvestment of gross dividends before deduction of withholding taxes.

     MORGAN STANLEY CAPITAL INTERNATIONAL REAL ESTATE INDEX: An arithmetic, market value-weighted average of the performance of property shares worldwide.

     MORGAN STANLEY REIT INDEX: A capitalization-weighted index with dividends reinvested of the most actively traded real estate investment trusts and is designed to be a measure of real estate equity performance.

     NAREIT EQUITY INDEX: A capitalization-weighted index comprised of publicly traded equity real estate investment trusts excluding mortgages REITs.

     MORGAN STANLEY CAPITAL INTERNATIONAL WORLD INDEX (US$ TERMS): A market capitalization-weighted benchmark that tracks the performance of approximately 25 world stock markets. The Index is based on the reinvestment of dividends less any withholding taxes on foreigners who do not benefit from a double taxation treaty ("net dividends"). The Index aims for 60% of the total market capitalization for each market that is represented in the Index. The companies included in the Index replicate the industry composition of each global market. The chosen list of stocks includes a representative sampling of large, medium and small capitalization companies and investment funds are not eligible. Companies with restricted float due to dominant shareholders or cross ownership are avoided.

     MORGAN STANLEY CAPITAL INTERNATIONAL FAR EAST EX-JAPAN FREE INDEX: A market capitalization-weighted index that captures the largest 60% of the publicly traded securities in each industry for approximately ten Asian markets
(excluding Japan); "free" indicates that the Index includes only shares available for purchase by foreign (e.g., U.S.) investors.

     SALOMON SMITH BARNEY WORLD GOVERNMENT BOND INDEX (US$ TERMS): A market capitalization-weighted benchmark that tracks the performance of approximately 20 world government bond markets. Each has a total market capitalization of eligible issues of at least U.S. $20 billion and Euro 15 billion. The issues are fixed rate, greater than one-year maturity and subject to a minimum amount outstanding that varies by local currency. Bonds must be sovereign debt issued in the domestic market in local currency.

     THE GOLDMAN SACHS NATURAL RESOURCES INDEX: A modified capitalization-weighted index which includes companies involved in the following categories: extractive industries, energy companies, owners and operators of timber tracts, forestry services, producers of pulp and paper, and owners of plantations.

     THE   PHILADELPHIA   STOCK   EXCHANGE  GOLD  AND  SILVER  (XAU)  INDEX:   A
capitalization-weighted index which includes the leading companies involved in the mining of gold and silver.

     THE SALOMON SMITH BARNEY WORLD PROPERTY INDEX: Made up of nearly 400 real estate companies in approximately 20 countries, weighted according to each country's total "float" (share total) of companies eligible for the Index.

     STANDARD & POOR'S (S&P) 500 INDEX: Consists of 500 widely held common stocks, covering four broad sectors (industrials, utilities, financial and transportation). It is a market value-weighted index (stock price times shares outstanding), with each stock affecting the Index in proportion to its market value. Construction of the S&P 500 Index proceeds from industry group to the whole. Since some industries are characterized by companies of relatively small stock capitalization, the Index is not comprised of the 500 largest companies on the New York Stock Exchange. This Index, calculated by Standard & Poor's, is a total return index with dividends reinvested.

     THE FINANCIAL TIMES GOLD MINE INDEX: A market capitalization-weighted global index of gold-mining shares.

     GROSS DOMESTIC PRODUCT: The market value of all final goods and services produced by labor and property supplied by residents of the United States in a given period of time, usually one year. Gross Domestic Product comprises (1) purchases of persons (2) purchases of governments (Federal, State & Local) (3) gross private domestic investment (includes change in business inventories) and
(4) international trade balance from exports. Nominal GDP is expressed in 1993 dollars. Real GDP is adjusted for inflation and is currently expressed in 1987 dollars.

     GOLDMAN SACHS COMMODITIES INDEX: Consists of the following components: 48% energy, 18% agriculture, 6% industrial, 25% livestock and 3% precious metals.